UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☐	Filed by a Party other than the Registrant

Check	the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted
by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

The ExOne Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The ExOne Company

127 Industry Boulevard

North Huntingdon, Pennsylvania 15642

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 12, 2021

Dear Stockholder:

You are cordially invited to participate in the 2021 Annual Meeting of Stockholders of The ExOne Company (“ExOne” or the “Company”). The meeting will be held on May 12, 2021 at 10:00 a.m., Eastern Daylight Time, in a virtual online format. At the meeting, holders of ExOne’s issued and outstanding common stock (Nasdaq: XONE) will act upon the following matters:

(1) Election of eight (8) nominees to the Company’s Board of Directors identified in the accompanying Proxy Statement, each for a term that expires in 2022;

(2) Ratification of the appointment of Schneider Downs & Co., Inc. as the Company’s independent registered public accounting firm for the year ending December 31, 2021;

(3) Approval of an amendment to the Company’s Certificate of Incorporation to specifically provide for stockholder removal of directors either with or without cause;

(4) Approval, on a non-binding advisory basis, of the compensation paid to the Company’s named executive officers in 2020, as reported in the accompanying Proxy Statement; and

(5) Any other matters that properly come before the meeting.

The record date for the Annual Meeting is March 15, 2021. Only stockholders of record at the close of business on that date are entitled to receive notice of, participate in and vote at, the Annual Meeting and any postponements or adjournments thereof.

To participate in the Annual Meeting, you must go to the meeting website at www.virtualshareholdermeeting.com/XONE2021 and enter the 16-digit control number found on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials (the “Internet Notice”). Once admitted, during the Annual Meeting, you may vote, submit questions and view the list of stockholders entitled to vote at the Annual Meeting by following the instructions available on the meeting website.

We are pleased to deliver our proxy materials to stockholders primarily over the Internet. Utilizing Internet delivery allows us to distribute our proxy materials in an environmentally responsible and cost-effective manner. On April 1, 2021, we mailed an Internet Notice to certain holders of record as of the record date, and posted our proxy materials on the website referenced in the Internet Notice. The Internet Notice explains how to access the proxy materials and the 2020 Annual Report, free of charge, through the website described in the Internet Notice. The Internet Notice and website also provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email for this meeting and on an ongoing basis.

If you received your Annual Meeting materials by mail, the Proxy Statement, 2020 Annual Report, Notice of Annual Meeting and proxy card were enclosed. Your vote is very important, and we appreciate you taking the time to vote promptly. The proxy card contains instructions on how to vote by proxy, by telephone or through the Internet, or you may complete, sign and return the proxy card by mail.

It is very important that your shares are represented at the Annual Meeting, whether or not you plan to participate in the Annual Meeting. Accordingly, we request and urge you to review the proxy materials and vote your shares in advance of the meeting. If you decide to participate in the Annual Meeting, and wish to vote at that time, you may do so by revoking your proxy at that time. To ensure your vote is counted at the Annual Meeting, please vote as promptly as possible.

By Order of the Board of Directors,

LORETTA L. BENEC
Vice President, General Counsel and Corporate Secretary
April 1, 2021

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE STOCKHOLDER MEETING TO BE HELD ON MAY 12, 2021: OUR PROXY STATEMENT, 2020

ANNUAL REPORT AND NOTICE OF ANNUAL MEETING ARE AVAILABLE WITH YOUR

16-DIGIT CONTROL NUMBER AT

HTTP://WWW.PROXYVOTE.COM.

PROXY SUMMARY

Meeting Information

Date:	May 12, 2021

Time:	10:00 a.m. Eastern Daylight Time

Virtual Online Meeting Site:	www.virtualshareholdermeeting.com/XONE2021

Proposals:

(1)   Election of eight (8) nominees to the Company’s Board of Directors (the “Board”)

(2)   Ratification of the appointment of Schneider Downs & Co., Inc. as the Company’s independent registered public accounting firm for 2021

(3)   Approval of an amendment to the Company’s Certificate of Incorporation to specifically provide for stockholder removal of directors either with or without cause

(4)   Approval, on a non-binding advisory basis, of the compensation paid to the Company’s named executive officers in 2020

(5)   Any other matters that properly come before the meeting

How to Vote — Your vote is important

Record Date. You are eligible to vote if you were a stockholder of record at the close of business on Monday, March 15, 2021. To make sure that your shares are represented at the meeting, please cast your vote as soon as possible.

Beneficial Owners. If you hold your shares through a broker, bank or other nominee, you will receive voting instructions from your broker, bank or other nominee. Please follow the instructions that you receive to vote your shares.

Registered Owners. If you are a registered holder, please complete and sign the enclosed proxy card and return it to Broadridge by following the instructions on the card. You also may vote your shares by telephone, over the Internet or during the meeting as described on your proxy card.

Online Access to Proxy Materials

The Proxy Statement, 2020 Annual Report and Notice of Annual Meeting are available with your 16-digit control number at http://www.proxyvote.com.

Election of Directors

This year, we are recommending the election of eight (8) nominees to the Board:

Name	Age	Independent	Position with ExOne
S. Kent Rockwell	76	No	Chairman
Paul A. Camuti	59	Yes	Director nominee for first term
John F. Hartner	58	No	Chief Executive Officer
John Irvin	66	No	Director
Gregory F. Pashke	73	Yes	Director and member of Audit Committee and Nominating and Governance Committee
William F. Strome	66	Yes	Director, Chair of Audit Committee and member of Nominating and Governance Committee and Compensation Committee
Roger W. Thiltgen	70	Yes	Director and member of Nominating and Governance Committee and Compensation Committee
Bonnie K. Wachtel	65	Yes	Director, Chair of Compensation Committee and member of Audit Committee

Five of the eight nominees are “independent” under The Nasdaq Stock Market (“Nasdaq”) rules.

Compensation Highlights

•	Since February 2018, ExOne has had a written pay philosophy codifying ExOne’s compensation goals and governing principals, which it reviews annually and was most recently updated in February 2021.

•	For 2020, our named executive officers received a combination of base salary and time-vested long-term equity incentive awards.

•

In response to the economic effects of the COVID-19 pandemic, the named executive officers had their salaries reduced by 20% for most of the second quarter, and had 20% of their base salaries for the third and fourth quarters of 2020 replaced with a restricted stock award that vested one-half on September 30, 2020 and one-half on December 31, 2020.

•

In February 2020, the Compensation Committee of the Board adopted the 2020 annual incentive program which provided an opportunity for performance-based compensation to senior executive officers of the Company based on the achievement of target goals for revenue and Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) (defined on page 31). As the goals of the 2020 annual incentive program were not achieved, no payouts were made.

Corporate Governance Highlights

Our Board is committed to establishing and maintaining corporate governance policies and practices that are appropriate for a company like ExOne. Highlights of our implemented measures include:

•	Independent Lead Director and use of independent committees to ensure a balanced process;

•	Annual election of directors;

•	Majority voting standard for non-contested election of directors;

•	Supermajority of independent directors on the Board (5 out of 8 independent directors upon election at the 2021 Annual Meeting);

•	100% independent members on Audit, Compensation and Nominating and Governance Committees;

•	Stock ownership and retention policy for directors and executive officers;

•	Anti-hedging and anti-pledging policies for directors and executive officers;

(ii)

•	Clawback policy for restatement of financial statements;

•	Succession and executive talent planning at the Board level;

•	Ethics policy, whistleblower policy and international policies on import and export matters;

•	Process for review and approval of related person transactions;

•	Establishment of a committee of senior executives to oversee the Company’s environmental, social and governance initiatives and disclosures;

•	Board compensation in form and amount appropriate for our size and state of development; and

•	Annual Board self-evaluation process.

Ratification of Independent Registered Accounting Firm

We are recommending the ratification of the appointment of Schneider Downs & Co., Inc. as ExOne’s independent registered public accounting firm for the year ending December 31, 2021.

Amendment to Certificate of Incorporation

We are recommending the approval of an amendment to the Company’s Certificate of Incorporation to specifically provide for stockholder removal of directors either with or without cause.

Say-on-Pay

We are recommending the approval, on a non-binding advisory basis, of the compensation paid to the Company’s named executive officers in 2020, as reported in the Proxy Statement.

(iii)

The ExOne Company

127 Industry Boulevard

North Huntingdon, Pennsylvania 15642

PROXY STATEMENT

FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 12, 2021 at 10:00 a.m., Eastern Daylight Time in an Online Virtual Format

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

The Board of Directors (the “Board”) of The ExOne Company (“we,” the “Company,” or “ExOne”) is soliciting your proxy to vote at the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 12, 2021 at 10:00 a.m., Eastern Daylight Time, in an online virtual format.

You are invited to participate in the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to participate in the meeting to vote your shares. If you are a registered holder, you may vote in advance of the meeting by telephone, over the Internet or by completing, signing and returning a proxy card to Broadridge by following the instructions on the card. If you hold your shares through a broker, bank or other nominee, you will receive voting instructions from your broker, bank or other nominee. Please follow the instructions that you receive to vote your shares.

We intend to mail to all stockholders of record entitled to vote at the Annual Meeting either the Notice of Internet Availability of Proxy Materials (the “Internet Notice”) or a full set paper copy of this Proxy Statement, together with our 2020 Annual Report, the Notice of Annual Meeting and the accompanying proxy card on or about April 1, 2021.

Copies of our 2020 Annual Report furnished to our stockholders do not contain copies of exhibits to our Annual Report on Form 10-K for the year ended December 31, 2020. You can obtain copies of these exhibits electronically at the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov or by mail from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. Copies of the exhibits are also available as part of the Form 10-K for the year ended December 31, 2020 which can be accessed on ExOne’s corporate website at www.exone.com. Stockholders may also obtain copies of exhibits without charge by contacting our Corporate Secretary at (724) 863-9663.

We will also post this Proxy Statement, our 2020 Annual Report and the Notice of Annual Meeting on the Internet at http://www.proxyvote.com on or about April 1, 2021, which you may access using your 16-digit control number.

Why did I receive an Internet Notice in the mail regarding the Internet availability of proxy materials instead of a full set paper copy of this Proxy Statement, the 2020 Annual Report and the Notice of Annual Meeting?

We are taking advantage of an SEC rule that allows companies to furnish their proxy materials over the Internet rather than in paper form. This rule allows a company to send some or all of its stockholders the Internet

Notice. Instructions on how to access the proxy materials over the Internet or how to request a paper copy of proxy materials may be found in the Internet Notice.

If you would prefer to receive proxy materials (including a proxy card) in printed form by mail or electronically by email, please follow the instructions contained in the Internet Notice.

Why didn’t I receive an Internet Notice in the mail regarding the Internet availability of proxy materials?

The SEC rule that allows us to furnish our proxy materials over the Internet rather than in paper form does not require us to do so for all stockholders. We may choose to send certain stockholders the Internet Notice, while sending other stockholders a full set paper copy of our Proxy Statement, 2020 Annual Report, Notice of Annual Meeting and proxy card.

Who can vote at the Annual Meeting and when is the record date?

Only stockholders of record at the close of business on March 15, 2021 are entitled to vote at the Annual Meeting. At the close of business on the record date, there were 22,073,724 shares of ExOne Common Stock (“Common Stock”) outstanding. All holders of these outstanding shares are entitled to one vote for each share of Common Stock held by them as of the close of business on March 15, 2021 for each matter to be voted on at the Annual Meeting.

A complete list of the stockholders of the Company as of the record date is available and open for examination by stockholders of the Company through the Annual Meeting date and will be available for viewing at the Annual Meeting through the meeting website. In light of current stay-at-home and similar orders resulting from the ongoing COVID-19 pandemic, you may send a written request to us if you desire to examine the stockholder list in advance of the Annual Meeting, and we will make arrangements to accommodate your request. Please submit this request, along with proof of stock ownership, in an email to us through our website at www.investor.exone.com/contact-us.

How can I access the proxy materials over the Internet?

An electronic copy of this Proxy Statement, the 2020 Annual Report and the Notice of Annual Meeting are available with your 16-digit control number at http://www.proxyvote.com.

What proposals are being considered?

There are four matters scheduled for a vote at the Annual Meeting:

•	Proposal No. 1: Election of the eight (8) nominees to the Board identified in Proposal No. 1, each for a term that expires at the 2022 Annual Meeting of Stockholders.

•	Proposal No. 2: Ratification of the appointment of Schneider Downs & Co., Inc. as the Company’s independent registered public accounting firm for the year ending December 31, 2021.

•	Proposal No. 3: Approval of an amendment to the Company’s Certificate of Incorporation to allow for stockholder removal of directors either with or without cause.

•	Proposal No. 4: Approval, on a non-binding advisory basis, of the compensation paid to the Company’s named executive officers in 2020.

How do I vote?

For Proposal No. 1, you may vote “For” or “Against” each director nominee or you may “Abstain” from voting for any nominee. For Proposal Nos. 2, 3 and 4, you may vote “For” or “Against” each proposal, or “Abstain” from voting on such proposal.

Stockholder of Record (Shares Registered in Your Name) — If on March 15, 2021, your shares were registered directly in your name with ExOne’s transfer agent, American Stock Transfer & Trust, LLP, then you are a stockholder of record with respect to those shares.

As a stockholder of record, you may vote by proxy by telephone, over the Internet or by returning a proxy card, or you may vote online at the Annual Meeting. Regardless of whether you plan to participate in the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still participate in the meeting and vote online during the meeting if you have already voted by proxy.

•

If you received your proxy materials in the mail, you may vote your shares by proxy over the Internet, by telephone or by returning your proxy card by mail in the envelope provided. Instructions to vote over the Internet or by telephone are printed on your proxy card. To vote using the proxy card, please complete, sign and date the enclosed proxy card and return it promptly to Broadridge. If you vote by proxy by telephone, over the Internet or by returning your signed proxy card to Broadridge before the Annual Meeting, we will vote your shares as you direct.

•

To vote online during the Annual Meeting, you must go to the meeting website at www.virtualshareholdermeeting.com/XONE2021 and enter the 16-digit control number found on your proxy card, voting instruction form or Internet Notice. Once admitted, during the Annual Meeting, you may vote by following the instructions available on the meeting website.

Beneficial Owner (Shares Registered in the Name of a Broker, Bank or Other Nominee) — If on March 15, 2021, your shares were held in an account at a broker, bank, or other similar organization as your nominee, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting.

As a beneficial owner, you have the right to direct that organization on how to vote the shares in your account. Please refer to the voting instructions provided by your broker, bank or other nominee. Many organizations allow beneficial owners to give voting instructions via telephone or the Internet, as well as in writing.

How many votes do I have?

You have one vote for each share of Common Stock you own as of the close of business on March 15, 2021 for each matter to be voted on at the Annual Meeting. You may vote on each proposal presented for consideration at the Annual Meeting. There are no cumulative voting rights with respect to our Common Stock.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of each of the eight (8) nominees for director, “For” ratification of Schneider Downs & Co., Inc. as our independent registered public accounting firm for the year ending December 31, 2021, “For” the approval of the amendment to the Certificate of Incorporation, and “For” the advisory approval of the compensation paid to the Company’s named executive officers in 2020. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

How do I participate in the virtual online Annual Meeting?

We are conducting a virtual online Annual Meeting this year so our stockholders can participate from any geographic location with Internet connectivity, which we believe is important in light of the COVID-19 pandemic and to support the health and well-being of our stockholders, directors and employees. We have designed the format of the virtual online Annual Meeting to provide stockholders the same ability to participate that they would have at an in-person meeting.

To participate in the Annual Meeting, you must go to the meeting website at www.virtualshareholdermeeting.com/XONE2021 and enter the 16-digit control number found on your proxy card, voting instruction form or Internet Notice. Once admitted, during the Annual Meeting, you may vote, submit questions and view the list of stockholders entitled to vote at the Annual Meeting by following the instructions available on the meeting website.

Access to the meeting platform will begin at 9:50 a.m. EDT on May 12, 2021. If you encounter any difficulties accessing the virtual meeting during check-in or during the meeting, please call the technical support number that will be posted on the meeting website login page at www.virtualshareholdermeeting.com/XONE2021. Technical support will be available beginning at 9:30 a.m. EDT on May 12, 2021 and will remain available until the meeting has ended.

Rules for the conduct of the Annual Meeting will be available on the meeting website. To obtain a copy of the rules of conduct for the Annual Meeting in advance of the Annual Meeting, please submit an email to us through our website at www.investor.exone.com/contact-us.

Regardless of whether you plan to participate in the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Accordingly, we encourage you vote in advance of the Annual Meeting at www.proxyvote.com.

Who is paying for this proxy solicitation?

ExOne will pay for the entire cost of soliciting proxies. In addition to ExOne mailing these proxy materials, ExOne’s directors and employees also may solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. ExOne may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials (including multiple Internet Notices or multiple copies of this Proxy Statement, Notice of Annual Meeting and proxy card), your shares are registered in more than one name or are registered in different accounts. Please make sure that you vote all of your shares by following the directions on each Internet Notice or proxy card.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy and change your vote at any time before the final vote at the meeting.

•	You may submit another properly completed proxy or voting instruction form (including by telephone or over the Internet) with a later date.

•	You may participate in the virtual online Annual Meeting and vote at the meeting. Simply participating in the virtual online meeting will not, by itself, revoke your proxy.

•	You may send a written notice that you are revoking your proxy to our Corporate Secretary at The ExOne Company, 127 Industry Boulevard, North Huntingdon, Pennsylvania 15642.

How many votes are needed to approve each proposal?

Proposal No. 1. Directors will be elected by the vote of a majority of the shares cast with respect to the director at the Annual Meeting. This means that the number of votes cast “For” a director’s election must exceed the number of votes cast “Against” that director’s election. Stockholders may not cumulate votes in the election of directors.

Proposal No. 2. Ratification of the appointment of Schneider Downs & Co., Inc. as ExOne’s independent registered public accounting firm for the year ending December 31, 2021 requires the affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote on this matter.

Proposal No. 3. Approval of the amendment to the Certificate of Incorporation requires the affirmative vote of at least 75% of the voting power of all outstanding shares of capital stock of the Company generally entitled to vote in the election of directors, voting together as a single class.

Proposal No. 4. Advisory approval of the compensation paid to the Company’s named executive officers in 2020 requires the affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote on this matter.

How are votes counted?

We have designated a representative of Broadridge Financial Services as the inspector of elections who will validate the votes.

With respect to Proposal No. 1, the inspector of elections will count “For” votes and “Against” votes. Abstentions and broker non-votes will not be counted as having been voted on the proposal, nor will they affect the outcome of this proposal.

With respect to Proposal No. 2, the inspector of elections will count separately “For,” “Against” and “Abstain” votes and broker non-votes. “Abstain” votes will be counted towards the vote total for the proposal, and will have the same effect as “Against” votes. Because broker non-votes are not deemed to be votes entitled to be cast on the matter, they will not affect the outcome of this proposal.

With respect to Proposal No. 3, the inspector of elections will count separately “For,” “Against” and “Abstain” votes and broker non-votes. In accordance with Delaware law, only votes cast “for” a matter constitute affirmative votes. Accordingly, abstentions and broker non-votes will have the same effect as “Against” votes on this proposal.

With respect to Proposal No. 4, the inspector of elections will count separately “For,” “Against” and “Abstain” votes and broker non-votes. “Abstain” votes will be counted towards the vote total for the proposal, and will have the same effect as “Against” votes. Because broker non-votes are not deemed to be votes entitled to be cast on the matter, they will not affect the outcome of this proposal.

What is a “broker non-vote”?

If your shares are held by your broker, bank or other similar organization as your nominee (that is, in “street name”), you will need to follow the voting instructions provided by that organization on how to vote your shares. If you do not provide voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker, bank or other nominee is not permitted to vote on that matter, including the election of directors, without instructions from the beneficial owner and instructions are not given.

In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, while broker non-votes will be counted as present for the purpose of determining the presence of a quorum at the meeting, broker non-votes will not affect the outcome on Proposals No. 1, 2, and 4. Because Proposal No. 3 requires the affirmative vote of at least 75% of the voting power of all outstanding shares of capital stock of the Company, broker non-votes will have the same effect as “Against” votes on that proposal.

What are the Board’s voting recommendations?

Proposal No. 1: “For” election of each of the eight (8) nominees to the Board.

Proposal No. 2: “For” ratification of the appointment of Schneider Downs & Co., Inc. as ExOne’s independent registered public accounting firm for the year ending December 31, 2021.

Proposal No. 3: “For” approval of the amendment to the Certificate of Incorporation to specifically allow for stockholder removal of directors either with or without cause.

Proposal No. 4: “For” the non-binding approval of the compensation paid to the Company’s named executive officers in 2020, as reported in this Proxy Statement.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if a majority of all outstanding shares entitled to vote is represented by stockholders present virtually at the meeting or represented by proxy. At the close of business on the record date, there were 22,073,724 shares of Common Stock outstanding and entitled to vote. This means that at least 11,036,863 shares must be represented by stockholders present virtually at the meeting or represented by proxy to have a quorum. Your shares will be counted towards the quorum if you submit a valid proxy or attend the virtual online Annual Meeting.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting. In the event we are unable to obtain the final voting results within four business days, we will file the preliminary voting results in a Current Report on Form 8-K within four business days following the Annual Meeting, and will file an amended Current Report on Form 8-K with the final voting results within four business days after the final voting results are known.

How can stockholders submit a proposal for inclusion in our Proxy Statement for the 2022 Annual Meeting of Stockholders?

Our 2022 Annual Meeting of Stockholders will be held on May 11, 2022 at 10:00 a.m. To be included in our Proxy Statement for the 2022 Annual Meeting of Stockholders, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To be eligible for inclusion, such proposals must be received by ExOne by December 2, 2021, which is at least 120 calendar days before the anniversary date of the release of ExOne’s Proxy Statement to stockholders in connection with the previous year’s annual meeting.

How can stockholders submit nominations of persons for election to the Board or proposals of business to be transacted by the stockholders for the 2022 Annual Meeting of Stockholders?

A stockholder of record may submit nominations of persons for election to the Board or proposals of business to be transacted by the stockholders only if he or she complies with Article III, Section 13 of our Amended and Restated Bylaws, as amended (the “Bylaws”). This section provides that a stockholder must give advance notice to our Corporate Secretary of any business, including nominations of directors for our Board, that the stockholder wishes to raise at the 2022 Annual Meeting of Stockholders at our principal executive offices (i) not earlier than 120 days prior to such meeting, and (ii) at least 45 days prior to the anniversary date of the filing of ExOne’s Proxy Statement with the SEC in connection with the previous year’s annual meeting. Therefore, for the 2022 Annual Meeting, such notice must be received by ExOne no sooner than January 11, 2022 and no later than February 15, 2022.

With respect to a stockholder’s nomination of a candidate for our Board, the stockholder notice to our Corporate Secretary must contain certain information as set forth in our Bylaws about both the nominee and the stockholder making the nomination. With respect to any other business that the stockholder proposes, the stockholder notice must contain a brief description of such business, the reasons for conducting such business at the meeting, any personal or other direct or indirect material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and certain other information specified in our Bylaws.

If you wish to bring a stockholder proposal or nominate a candidate for director, you are advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

If a stockholder wishes only to recommend a candidate for consideration by the Nominating and Governance Committee as a potential nominee for director, see the procedures discussed in “Corporate Governance — Director Nomination Process.”

What are the implications of being a “smaller reporting company”?

Following the SEC’s amendment to the definition of “smaller reporting company” in Rule 12b-2 of the Exchange Act, which was effective on September 10, 2018, we qualify as a smaller reporting company and may take advantage of the scaled disclosure requirements applicable to smaller reporting companies. Many of the same reduced reporting requirements previously available to us as an emerging growth company are now available to us as a smaller reporting company, in addition to others.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

General

This year, the Nominating and Governance Committee has selected eight (8) nominees for election to the Board for consideration at the Annual Meeting; our Board has approved the nominees. Seven (7) of the nominees are current members of the Board, and Mr. Camuti is a new nominee for his first term on the Board. Mr. Camuti was recommended as a director nominee by a non-management director and was subsequently vetted by the Board. Lloyd A. Semple is retiring and will not stand for re-election at the end of his current director term. Each nominee elected as a director at the Annual Meeting will continue to serve until the 2022 Annual Meeting of Stockholders, until his or her successor has been elected or qualified, or until his or her earlier death, resignation or removal.

Director Qualifications

Our Nominating and Governance Committee believes each member of our Board and nominee for director possesses the individual qualities necessary to serve on ExOne’s Board, including high personal and professional ethical standards and integrity, honesty and good values. Our directors and director nominees are highly educated and have diverse backgrounds and extensive track records of success in what we believe are highly relevant positions with large international companies, firms and major private and public institutions. Our incumbent directors have each demonstrated an ability to exercise sound judgment and have exhibited a commitment of service to ExOne and to the Board, and each of our directors and director nominees possesses strong communication skills. In addition, we believe that each director and director nominee brings the skills, experience and perspective that, when taken as a whole, create a Board that possesses the requirements necessary to oversee ExOne’s business. Each nominee’s particular experience, qualifications, attributes and skills that led the Board to conclude that such nominee should serve as a director for ExOne are set forth below under “Nominees.”

Vote Required

Directors will be elected by the vote of a majority of the shares cast with respect to the director at the Annual Meeting. This means that the number of votes cast “For” a director’s election must exceed the total number of votes cast “Against” that director’s election. Stockholders may cast their votes “For” or “Against” the election of each director, or may abstain from voting with respect to any director nominee. Abstentions and broker non-votes will not be counted as having been voted on the proposal, nor will they affect the outcome of Proposal No. 1.

If a nominee is not elected, the director shall offer to tender his or her resignation to the Board in accordance with the Bylaws. The Nominating and Governance Committee of the Board will make a recommendation to the Board as to whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Nominating and Governance Committee’s recommendation and publicly disclose its decision and rationale within 90 days following the date of the certification of the election results. The director who tenders his or her resignation will not participate in the Board’s decision with respect to that resignation.

The proxy holders intend to vote all proxies received by them “For” the nominees listed below unless otherwise instructed. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the current Board to fill the vacancy. As of the date of this Proxy Statement, the Board is not aware that any nominee is unable or will decline to serve as a director.

The Board Recommends a Vote “FOR” the Election of Each Director Nominee.

Nominees

The following is a description of each nominee (in alphabetical order) for election to the Board:

Name	Age	Experience and Qualification
Paul A. Camuti	59	Mr. Camuti is a nominee for his first term on our Board of Directors this year. He has served as Executive Vice President and Chief Technology and Strategy Officer of Trane Technologies plc since January 1, 2020, overseeing the company’s global strategy and innovation practices, enterprise sustainability and investment strategies, and networks of excellence in areas such as modeling and simulation and digital development. From August 1, 2011 to December 31, 2019, Mr. Camuti worked for Trane Technologies’ predecessor, Ingersoll Rand, where he was Senior Vice President of Innovation and Chief Technology Officer. In that role, he led the enterprise strategy organization and oversaw the full spectrum of innovation, technology and growth initiatives within the company. Mr. Camuti also led Ingersoll Rand’s enterprise focus on sustainability, advocacy for smarter energy usage, and partnership with industry experts, academia and non-governmental organizations (NGOs). Prior to Ingersoll Rand, Mr. Camuti was founder and president of Smart Grid Applications for Siemens Energy, Inc. from May 10, 2010 to July 31, 2011 and Chief Executive Officer of Siemens Corporate Research from April 1, 2005 to July 31, 2011, one of Siemens Corporate Technology innovative research centers worldwide. Additional experience includes leadership roles with Siemens Energy and Automation, where he founded the company’s Industrial Software business, as well as work with Eaton Corporation and Westinghouse Electric. Mr. Camuti serves on various boards and advisory councils, including the board of The Alliance to Save Energy and as chairman of Discovery Place, Charlotte’s Science and Technology Centers. Mr. Camuti holds a bachelor’s degree in Engineering from Lehigh University in Bethlehem, Pennsylvania, and completed the Siemens Advanced Management Program at The Fuqua School of Business at Duke University in Durham, North Carolina. We believe Mr. Camuti should serve as a member of the Board because he would bring global experience in innovation, technology and sustainability within large public companies that would enhance many of the Company’s current initiatives.

John F. Hartner	58	Mr. Hartner has served as our Chief Executive Officer since May 2019 after joining the Company in November 2018 as Chief Operating Officer. He began serving on our Board on May 13, 2020. Mr. Hartner founded Digital Industrialist LLC, a company that invests in and advises digital manufacturing businesses, in 2017 and has led the company since that time. Prior to that, Mr. Hartner served as the Chief Operating Officer of EnvisionTEC Inc., a 3D printing firm, from March 2015 to April 2017, where he was responsible for all global business operations. This role followed a nearly 15-year career leading business units of Dover Corporation across the globe from December 2000 to March 2015, where Mr. Hartner served as the President and Chief Executive Officer of the Dover Printing & Identification Segment, among other positions. Mr. Hartner represents ExOne as a founding member of the Additive Manufacturing Green Trade Association. Mr. Hartner received an M.B.A. from the University of Chicago — Graduate School of Business in 1989 and a B.S. in Mechanical Engineering from Villanova University in 1985. Mr. Hartner’s business experience in digital manufacturing and global printing provides the Board with specialized industry knowledge. As Chief Executive Officer of the Company, Mr. Hartner also contributes his unique insight into the Company’s business operations, opportunities, and challenges.

Name	Age	Experience and Qualification

John Irvin	66	Mr. Irvin began serving on our Board on January 1, 2013, when we were formed as a Delaware corporation. From October 2016 to October 2017, Mr. Irvin served as the Chief Financial Officer of Mine Vision Systems Inc., a 3D vision and mine mapping software company. Mr. Irvin has also served as a senior advisor to Rockwell Forest Products, Inc., a forest products company controlled by S. Kent Rockwell, since September 2015. He was previously employed by the Company, serving as Special Advisor to the Chairman of ExOne from January 2014 through August 2015 and as Chief Financial Officer from October 2012 until December 2013. From 2008 to 2012, he was President of PartnersFinancial, a national insurance brokerage company owned by National Financial Partner Corp. (“NFP”), a publicly-traded diversified financial services firm. From 1993 to 2008, he was Chairman and Chief Executive Officer of Innovative Benefits Consulting, Inc., a life insurance consulting firm and wholly-owned subsidiary of NFP. From 1983 to 1993, Mr. Irvin was a partner of Mid Atlantic Capital Group, a financial services company, which he co-founded in 1983 and where his highest position was Vice Chairman. In 1979, Mr. Irvin formed the certified public accounting firm of John Irvin and Company. From 1976 to 1979, he was an accountant for Arthur Andersen LLP. From 2000 to 2004, Mr. Irvin served on the Board of Directors of Sensytech Inc., which was engaged in the design, development, and manufacture of electronics and technology products for the defense and intelligence markets in the United States, and also served on its audit committee from 2000 to 2004 and as chairman of the audit committee from 2002 to 2004. Upon the merger of Sensytech Inc. into Argon ST, Inc., a public company engaged primarily in defense contracting, he served as director and chairman of the audit committee from 2004 to 2010. Mr. Irvin currently serves on the Boards of Directors of the S. Kent Rockwell Foundation and the PartnersFinancial Foundation, where he is Chairman of the Board. Mr. Irvin was selected to serve as a director of ExOne because of his significant financial and accounting experience, having served in the financial services industry for a number of years and as an accountant for Arthur Andersen LLP. Mr. Irvin brings expertise to the Board in the areas of financial analysis and reporting, internal auditing and controls and risk management oversight. He also is able to provide both strategic and operational vision and guidance to the Board, having served in several executive-level positions before joining ExOne.

Name	Age	Experience and Qualification

Gregory F. Pashke	73	Mr. Pashke began serving on our Board on May 18, 2016. Mr. Pashke has served as President of Pashke Consulting, a strategic, tactical and valuation consulting services company since 1997. Mr. Pashke was a founding and managing partner of Pashke Twargowski & Lee, a northwestern Pennsylvania regional certified public accountant (“CPA”) firm from 1974 to 1997. In addition to managing the firm, Mr. Pashke provided managerial and financial consulting and auditing and accounting assurance services primarily to closely held manufacturing and service enterprises. Mr. Pashke was Vice-President of Finance for Keystone Aeronautics, a multi-state air charter, aircraft sales and fuel concession enterprise from 1973 to 1974 and was a Senior Accountant with the auditing firm of Ernst & Young from 1971 until 1973. Mr. Pashke has been active in many professional organizations, having served on the National Governing Council of the American Institute of CPAs and as National Vice President of the Society for the Advancement of Management. He has served on the Board of Directors of the Institute of Management Accountants, Palm Beach Chapter, since 2011. Mr. Pashke also was a member of the Governing Council and the Executive Committee of the Pennsylvania Institute of Certified Public Accountants (“PICPA”), where he chaired the Long-Range Objectives and Nominations Committees. Mr. Pashke also served on the Ethics and Centennial Committees and as the President of the Erie Chapter of the PICPA. Mr. Pashke has obtained multiple professional designations in accounting (CPA, CMA — Certified Management Accountant), finance (CFM — Certified Financial Manager), consulting (CMC — Certified Management Consultant) and valuation (CBA — Certified Business Appraiser) and he holds an M.B.A. from the University of Pittsburgh. Mr. Pashke has also authored over thirty articles on a variety of consulting, planning, managerial, auditing, tax and organizational topics. His articles have appeared in The Futurist, Strategic Finance, the Pennsylvania and New York CPA Journals, and Renaissance Executive Forum publications. Mr. Pashke contributed chapters to several Lexis/Nexis Canadian Financial Industry texts. Mr. Pashke brings significant financial accounting and reporting, financial planning, tax, internal auditing and ethics expertise to our Board, including through his robust experience in these areas with manufacturing and service enterprises.

Name	Age	Experience and Qualification

S. Kent Rockwell	76	Mr. Rockwell began serving on our Board on January 1, 2013, and has served as our Chairman since that time. He served as our Chief Executive Officer from June 2018 to May 15, 2019, and previously served as our Executive Chairman from August 2016 to June 2018 and as our Chief Executive Officer from January 1, 2013, when we were formed as a Delaware corporation, until August 2016. Prior to that, Mr. Rockwell served as the Managing Member of The Ex One Company, LLC, our predecessor, from 2008 until 2012. Mr. Rockwell has been the Chairman and Chief Executive Officer of Rockwell Venture Capital, Inc., a private venture capital company, since 1983 and of Appalachian Timber Services, a supplier of timber products for railroads, since 1986. Mr. Rockwell served as Vice Chairman of Argon ST, a public company engaged primarily in defense contracting, from 2004 to 2010. Mr. Rockwell served as the Chairman and Chief Executive Officer of Sensytech Inc., which was engaged in the design, development and manufacture of electronics and technology products for the defense and intelligence markets in the United States, from 1998 to 2004. He was Chairman and Chief Executive Officer of Astrotech International Corp., a public company in the oilfield supply business, from 1989 to 1997. From 1987 to 1989, he was Chairman and Chief Executive Officer of Special Metals Corp., a producer of super alloy and special alloy products. From 1978 to 1980, he was Chairman and Chief Executive Officer of McEvoy Oilfield Equipment, a producer of oilfield equipment. Mr. Rockwell served on the Board of Directors of Rockwell International from 1973 until 1982 and served as President of the Energy Products Group of Rockwell International from 1977 to 1982. The Board believes that Mr. Rockwell should serve as a member of the Board because he has intimate knowledge of ExOne, its business and operations and the risks, challenges and opportunities it faces. In addition, Mr. Rockwell brings to the Board more than forty years of experience with strategic planning, acquisitions and integration, marketing, finance and accounting, operations and risk management, having served in numerous executive and director positions at other public and private companies before joining ExOne.

Name	Age	Experience and Qualification

William F. Strome	66	Mr. Strome began serving on our Board on May 4, 2015. Since August 2015, Mr. Strome has served as an adjunct professor at the John F. Donahue Graduate School of Business, Duquesne University. Mr. Strome also currently serves on the boards of the Merle E. Gilliand & Olive Lee Gilliand Foundation and Aspinwall Riverfront Park. From October 2014 to July 2017 (when the company was sold), Mr. Strome served as a director of FBR & Co. (“FBR”), a publicly traded company providing investment banking, merger and acquisition advisory, institutional brokerage, and research services. He also served as a member of the audit committee of FBR’s board. Mr. Strome previously served as Senior Vice President, Finance & Administration of RTI International Metals, Inc. (“RTI”), from November 2007 until his retirement in April 2014, during which time RTI was a NYSE-listed global supplier of advanced titanium products primarily to the commercial aerospace market. He led the public company’s strategic planning activities, acquisition and divestiture initiatives, and capital procurement as well as investor relations and treasury functions. He was also responsible for RTI’s information technology and insurance functions. In 2006 and 2007, prior to joining RTI, Mr. Strome was a principal at Laurel Mountain Partners where he focused on raising acquisition financing for its principal portfolio company — Liberty Waste Services. From 2001 to 2006, Mr. Strome was a Senior Managing Director in FBR’s Investment Banking group. From 1997 to 2001, he served as a Managing Director of the capital markets broker-dealer of PNC Financial Services Group, Inc. (NYSE: PNC), focusing on mergers and acquisitions as well as strategic advisory services, and from 1981 to 1997, he served as Deputy General Counsel and Corporate Secretary at PNC. Mr. Strome holds an undergraduate degree in Economics from Northwestern University and a J.D. and M.B.A. from the University of Pittsburgh. Mr. Strome brings a high level of financial, strategic and corporate governance expertise to the Board based on his experience as a senior financial executive officer of RTI, including leading its treasury functions, as a Senior Managing Director in FBR’s Investment Banking group, and as Deputy General Counsel and Corporate Secretary of PNC. In addition, Mr. Strome also has prior experience serving on a public company’s board and audit committee. The Board has determined that Mr. Strome’s experience with accounting principles, financial reporting and evaluation of financial results qualifies him as an “audit committee financial expert” for purposes of membership on our Audit Committee.

Name	Age	Experience and Qualification

Roger W. Thiltgen	70	Mr. Thiltgen began serving on our Board on August 8, 2018. Since 1992, he has been majority owner and President of Tanglewood Resort Properties Inc., which operates a Resort Hotel, Conference Center and Real Estate Development in North Texas. Mr. Thiltgen also currently serves as President of Champion Resources Inc., a privately held investment company dealing primarily with oil and gas and real estate investments, a position he has held since 1986. From 2014 to 2017, Mr. Thiltgen served as the managing member of Puris LLC, a firm primarily engaged in the manufacture of titanium powder, and to a lesser extent in printing titanium powder utilizing binder jetting 3D printers provided by ExOne. Additionally, Mr. Thiltgen previously served as a board member and Manager of Corporate Development for Astrotech International Corporation, formerly listed on the American Stock Exchange, a company that manufactured, repaired, and serviced above ground storage tanks for the oil and gas industry (1989-1996). He was also Co-Founder and President of HMT Inc., an engineering and consulting company that was acquired by Astrotech (1978-1989). At HMT, he received three U.S. patents for emission control devices manufactured and sold by HMT. Mr. Thiltgen holds a B.S. in Civil Engineering from The University of Wisconsin-Platteville. The Board has determined that Mr. Thiltgen’s technical knowledge, experience with the Company’s machines, and background in emerging technology businesses will assist the Board as it makes decisions to further advance binder jetting technology for industrial applications.

Bonnie K. Wachtel	65	Ms. Wachtel began serving on our Board on February 12, 2013. She has been a principal and director of Wachtel & Co., Inc., an investment firm in Washington, D.C. involved with the development of growing companies, since 1984. Ms. Wachtel has been a director of VSE Corporation (Nasdaq: VSEC), a provider of engineering services principally to the federal government, since 1991 and of Information Analysis Inc., a provider of information technology technical services, since 1992. Her industry experience includes service on the Advisory Committee for the National Market System Consolidated Audit Trail, LLC, an entity created by order of the SEC (2018-2020), and the Hearings Panel for Nasdaq Listing Qualifications (2006 to 2016). She practiced law at Weil, Gotshal & Manges in New York from 1980 to 1984. Ms. Wachtel brings substantial corporate governance and regulatory compliance expertise to our Board, having served as a director for more than a dozen public and private corporations and on the Hearings Panel for Nasdaq Listing Qualifications. She also worked for years as an attorney in private practice, during which time she focused primarily on business law, corporate finance and securities law. In addition, Ms. Wachtel holds an M.B.A. in Finance from the University of Chicago and is a Chartered Financial Analyst. As such, she brings significant expertise to the Board (and our Audit Committee, on which she serves) in the areas of financial analysis and reporting, internal auditing and controls and risk management oversight.

EXECUTIVE OFFICERS OF EXONE

The following table and the discussion below provide information about our executive officers as of March 15, 2021. Each elected officer holds office until his or her successor has been duly elected or until his or her earlier death, resignation or removal.

Name	Age	Positions and Offices Held with ExOne
John F. Hartner	58	Chief Executive Officer
Loretta L. Benec	50	Vice President, General Counsel and Corporate Secretary
Rick Lucas	55	Chief Technology Officer and Vice President of New Markets
Douglas D. Zemba	41	Chief Financial Officer and Treasurer

John F. Hartner — Mr. Hartner’s biography is set forth under “Proposal No. 1 — Election of Directors” above.

Loretta L. Benec — Ms. Benec has served as our Vice President since April 2020 in addition to her roles as our General Counsel and Corporate Secretary, which she has held since October 2017. Ms. Benec co-founded and currently serves as Co-Ambassador of the Women in 3D Printing – Pittsburgh Chapter. From November 2016 to June 2020, Ms. Benec provided occasional corporate and commercial legal services as General Counsel to Cumberland Highstreet Partners, Inc., a manufacturing consulting business. Previously, Ms. Benec was Assistant General Counsel for RTI International Metals, Inc. (now Howmet Aerospace Inc.), a NYSE-listed global supplier of advanced titanium products primarily to the commercial aerospace market, from July 2010 to August 2015, and also served as its Secretary from April 2013 to August 2015 and as its Director of Corporate Governance from July 2010 to April 2013. Prior to RTI, Ms. Benec enjoyed a more than twelve-year career in the law department of H. J. Heinz Company (now The Kraft Heinz Company), a NYSE-listed global packaged food company. Ms. Benec received a B.A. in History with High Honors, cum laude, from Dartmouth College in 1992 and a J.D., cum laude, from the University of Pittsburgh School of Law in 1995.

Rick D. Lucas — Mr. Lucas has served as our Chief Technology Officer since June 2012 and as our Vice President of New Markets since January 2019. Prior to joining ExOne, he held various positions from October 2001 to June 2012 at Touchstone Research Laboratory, a broad-based product development research facility that focuses on the development of next-generation materials and products, where he directed operations and research activities and served as Director of Operations from March 2010 to June 2012. From November 1989 to October 2001, Mr. Lucas managed product development for Lake Shore Cryotronics, a privately held developer of cryogenic temperature sensors and other instrumentation. He currently is serving on the Governance Board for the National Additive Manufacturing Innovation Institute (NAMII), an additive manufacturing center.

Douglas D. Zemba — Mr. Zemba has served as our Chief Financial Officer and Treasurer since July 2018, and he previously served as our Chief Accounting Officer from March 2013 to July 2018. Mr. Zemba joined the Company in January 2013 as Director of Finance shortly before the Company’s initial public offering in February 2013. Prior to joining the Company, Mr. Zemba was a Senior Manager in the Assurance practice of the Pittsburgh, Pennsylvania office of PricewaterhouseCoopers LLP (“PwC”). Mr. Zemba joined PwC in 2003 holding various positions within the Assurance practice servicing both public and private clients in the manufacturing, industrial products, and metals industries. Mr. Zemba received a B.S. in Accounting from the Pennsylvania State University in 2002.

CORPORATE GOVERNANCE

Highlights of Our Corporate Governance Practices

Our Board is committed to establishing and maintaining corporate governance policies and practices that are appropriate for a company like ExOne. Highlights of our implemented measures include:

•	Independent Lead Director and use of independent committees to ensure a balanced process;

•	Annual election of directors;

•	Majority voting standard for non-contested election of directors;

•	Supermajority of independent directors on the Board (5 out of 8 independent directors upon election at 2021 Annual Meeting);

•	100% independent members on Audit, Compensation and Nominating and Governance Committees;

•	Stock ownership and retention policy for directors and executive officers;

•	Anti-hedging and anti-pledging policies for directors, officers and employees;

•	Clawback policy for restatement of financial statements;

•	Succession and executive talent planning at the Board level;

•	Ethics policy, whistleblower policy and international policies on import and export matters;

•	Process for review and approval of related person transactions;

•	Establishment of a committee of senior executives to oversee the Company’s environmental, social and governance initiatives and disclosures;

•	Board compensation in form and amount appropriate for our size and state of development; and

•	Annual Board self-evaluation process.

Structure and Size of the Board

Our Board may establish the authorized number of directors from time-to-time by resolution, as permitted under our Bylaws. Currently, the Board has established that the Board will have eight (8) members. Each of our current directors (other than Mr. Semple, who is retiring as of the Annual Meeting) and Mr. Camuti, our new director nominee, if elected at the Annual Meeting, will serve until the 2022 Annual Meeting of Stockholders, until his or her successor has been elected or qualified, or until his or her earlier death, resignation or removal.

Independence of the Board and Committees

A majority of our directors are independent under the applicable rules of Nasdaq. The Board determined in February 2021 that Messrs. Pashke, Semple, Strome and Thiltgen, and Ms. Wachtel, each qualify as an independent director in accordance with the published listing requirements of Nasdaq. The Board also determined that Mr. Camuti, a nominee for election to the Board, will also qualify as an independent director in accordance with the published listing requirements of Nasdaq if he is elected to the Board at the 2021 Annual Meeting.

As required by the Nasdaq rules, the Board has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the directors reviewed and discussed information provided by the directors and ExOne with regard to each director’s business and personal activities as they may relate to us and our management.

Upon the election of the directors at the 2021 Annual Meeting, we will have five (5) out of eight (8) independent directors on the Board, and the Audit, Compensation and Nominating and Governance Committees will have only independent members.

Board Leadership Structure and our Independent Lead Director

As the founder of the Company and former Chief Executive Officer and Executive Chairman of the Company, the Board believes that Mr. Rockwell is uniquely positioned to serve as Chairman and continue to take the lead on strategic planning for the Company and leading the Board by setting Board agendas and presiding at Board meetings. The Company’s Chief Executive Officer, John F. Hartner, also serves as a director on the Board.

The Board also has always elected a Lead Director from one of our independent directors, which is an important role for our Company to provide leadership to the Board if circumstances arise in which Mr. Rockwell (who is also a significant stockholder) may be, or may be perceived to be, in conflict with the Company. Since 2013, Lloyd A. Semple has served as our Lead Director. On February 2, 2021, Mr. Semple notified the Board of his decision to retire at the end of his current director term on May 12, 2021 and not stand for reelection at the Annual Meeting. Following the election of directors at the Annual Meeting, the Board intends to elect an independent director as its new Lead Director. The Lead Director, among other things:

•	Presides at executive sessions of the independent directors;

•	Regularly meets with and assists Mr. Rockwell in preparing for meetings of the Board;

•	Chairs certain meetings when the Chairman is not in attendance;

•	Serves as a liaison between the other independent directors and Mr. Rockwell;

•	Guides the Board’s governance processes, including annual self-evaluations, succession planning and other governance related matters;

•	May call meetings of the independent directors in his discretion;

•	Makes himself available for consultation and direct communication with our major stockholders; and

•	Performs any other functions as the Board may direct.

Each meeting of the Board includes a meeting of the independent directors (led by our Lead Director), which takes place without any members of management or employees present.

Risk Oversight Management

Our management is responsible for the day-to-day management of the risks that we face including, without limitation, strategic, financial, operational, legal/compliance and reputational risks.

Our Board, as a whole, has responsibility for the oversight of enterprise risk management, and our Audit Committee is responsible for overseeing the process by which management assesses and manages our exposure to risk, as well as our major financial risk exposures and the steps management takes to monitor and control such exposures, based on consultation with our management and independent auditors. The Board’s and Audit Committee’s oversight roles are supported by management reporting processes that are designed to provide the Board and the Audit Committee insight into the identification, assessment and management of critical risks. The Board receives regular updates related to risks and risk management.

Approach to Environmental, Social & Governance (ESG) Issues

From its inception, the Company has recognized, and been driven by, the sustainability benefits that our binder jet 3D printing process delivers over traditional subtractive manufacturing methods. Our technology fabricates parts and products with reduced waste, delivering an estimated material efficiency rate up to 96%1, while simultaneously enabling all-new lightweight and consolidated part designs that were not previously manufacturable. Binder jetting can also produce parts at high speeds, relatively low per-unit prices, and volumes that can enable widespread use of this sustainable technology.

[1]	Mirzababaei, S., Paul, B.K. & Pasebani, S. Metal Powder Recyclability in Binder Jet Additive Manufacturing. JOM 72, 3070–3079 (2020). https://doi.org/10.1007/s11837-020-04258-6.

During 2020, the Company adopted a vision statement “Sustainable Manufacturing Without Limitations” that expresses our goal of delivering manufacturing technology that is sustainable and reduces or eliminates the constraints of traditional manufacturing. Also during the year, we introduced the “#makemetalgreen” campaign to educate the market about the sustainability benefits of binder jet technology. In order to further validate the sustainability benefits of binder jet technology, on January 21, 2021, the Company further announced it had become a founding member of the Additive Manufacturer Green Trade Association (AMGTA), an organization that promotes the environmental benefits of additive manufacturing in a variety of ways, including through rigorous and independent ongoing research.

In addition, in 2020, we created a committee of senior executives to oversee the Company’s environmental, social and governance (“ESG”) initiatives and disclosures. Over fiscal year 2020, we have begun to track certain environmental metrics globally, such as scrap waste, to facilitate our future reporting of our efforts.

In the next twelve (12) months, the ESG committee will continue to focus on environmental sustainability by continuing to gather data and information, including establishing baselines that will be measured in the future, regarding:

•	Reduction of waste, including hazardous waste;

•	Reduced carbon and energy usage;

•	Recycling powders and safety; and

•	The environmental benefits of lightweighting and consolidating parts through binder jetting.

The ESG committee will also continue to research and will ultimately choose a reporting standard and develop disclosures for our website.

Information Regarding the Board and its Committees

Our Board has established an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. In addition, from time to time our Board establishes ad-hoc committees to address potential financings or transactions, and other matters.

The following table provides membership information for the Audit, Compensation and Nominating and Governance Committees as of March 15, 2021:

Name	Audit Committee	Compensation Committee	Nominating and Governance Committee
S. Kent Rockwell
John Irvin
Gregory F. Pashke	X		X
Lloyd A. Semple (Lead Director)		X	C
William F. Strome	C	X	X
Roger W. Thiltgen		X	X
Bonnie K. Wachtel	X	C

C	Denotes committee chair.

Below is a description of the Audit, Compensation and Nominating and Governance Committees of the Board. A copy of the charter for each such committee is posted on our website at www.exone.com under the Corporate Governance section and within the Investor Relations section.

During 2020, the Board met eleven (11) times. During that period, each director attended 75% or more of the total meetings of the Board and the committees on which he or she served.

Audit Committee

The Audit Committee of our Board assists the Board in overseeing:

•	The integrity of our financial statements;

•	The effectiveness of our internal control over financial reporting;

•	Our compliance with legal and regulatory requirements;

•	The independence, qualifications and performance of our independent registered public accounting firm;

•	Our processes and procedures relating to risk assessment and risk management; and

•	Review and approval of significant related person transactions.

During 2020, the Audit Committee met five (5) times. The current members of the Audit Committee are Messrs. Pashke and Strome and Ms. Wachtel, each of whom is independent for Audit Committee purposes under the rules and regulations of the SEC and the listing standards of Nasdaq. Mr. Strome currently chairs the Audit Committee.

The Board has determined that Mr. Strome is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K and that he, therefore, also satisfies the “financial sophistication” requirement of the Nasdaq rules. The designation does not impose on Mr. Strome any duties, obligations or liabilities that are greater than are generally imposed on him as a member of the Audit Committee and the Board.

Compensation Committee

The Compensation Committee is charged with the following responsibilities, among others:

•

Reviewing and approving annually the corporate goals and objectives applicable to the compensation of the Chief Executive Officer, evaluating at least annually the Chief Executive Officer’s performance in light of those goals and objectives, and determining and approving the Chief Executive Officer’s compensation level based on this evaluation;

•	Reviewing and making recommendations regarding the compensation of all other executive officers;

•

Administering and making recommendations to the Board with respect to our 2013 Equity Incentive Plan (including any plans adopted under the 2013 Equity Incentive Plan) and any other compensation plans;

•	Reviewing and approving the executive compensation information included in ExOne’s Annual Report and Proxy Statement;

•

Reviewing and approving or providing recommendations with respect to any employment agreements or severance arrangements or plans, including any benefits to be provided in connection with a change in control, for the Chief Executive Officer and other executive officers;

•	Determining stock ownership guidelines for the Chief Executive Officer and other executive officers and monitoring compliance with such guidelines;

•	Reviewing and approving or providing recommendations with respect to all employee benefit plans;

•

Reviewing the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking, reviewing and discussing at least annually the relationship between risk management policies and practices and compensation, and evaluating compensation policies and practices that could mitigate any such risk;

•	Reviewing and recommending for Board approval the proposals regarding “say-on-pay” and the frequency of the “say-on-pay” vote; and

•	Developing and recommending to the Board for approval officer succession plans and monitoring and updating such plans as needed.

During 2020, the Compensation Committee met four (4) times. The current members of our Compensation Committee are Messrs. Semple, Strome and Thiltgen and Ms. Wachtel, each of whom is independent for Compensation Committee purposes under the rules and regulations of the SEC and the listing standards of Nasdaq. Ms. Wachtel currently chairs the Compensation Committee. Each of the members also is a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act.

Our Chief Executive Officer does not participate in the determination of his own compensation or the compensation of directors. However, the Chief Executive Officer makes recommendations to the Compensation Committee regarding the amount and form of the compensation of the other executive officers and key employees, and participates in the Compensation Committee’s deliberations about the compensation of the other executive officers and key employees.

In 2020, the Compensation Committee did not engage an independent compensation consultant to advise it.

The Compensation Committee shall have the authority to delegate any of its responsibilities, along with the authority to take action in relation to such responsibilities, to one or more subcommittees as the Compensation Committee may deem appropriate in its sole discretion. The Compensation Committee reviews its charter annually to ensure that it complies with Nasdaq listing requirements.

Compensation Committee Interlocks and Insider Participation

None of Ms. Wachtel, Mr. Strome, Mr. Semple or Mr. Thiltgen, the current members of our Compensation Committee, has been an officer or employee of ExOne. None of our executive officers has served as a member of a compensation committee or the board of directors of any other entity that has an executive officer serving as a member of our Board or our Compensation Committee.

Nominating and Governance Committee

The Nominating and Governance Committee of our Board is charged with the following responsibilities, among others:

•

Determining qualifications, qualities, skills, and other expertise required to be a director and developing and recommending to the Board for its approval, criteria to be considered in selecting nominees for director;

•	Identifying and recommending candidates to fill vacancies on the Board and for election by the stockholders;

•	Recommending committee assignments for directors;

•	Monitoring and assessing the performance of the Board and individual non-employee directors;

•	Reviewing compensation received by directors for service on the Board and its committees; and

•	Developing and recommending to the Board appropriate corporate governance policies, practices and procedures for our Company.

During 2020, the Nominating and Governance Committee met two (2) times. The current members of our Nominating and Governance Committee are Messrs. Pashke, Semple, Strome and Thiltgen, each of whom is independent under the listing standards of Nasdaq. Mr. Semple currently chairs the Nominating and Governance Committee.

Director Nomination Process

The Nominating and Governance Committee believes that members of the Board should have certain minimum qualifications, including having the highest professional and personal ethics and values, broad experience at the policy-making level in business, government, education, technology or public interest, a commitment to enhancing stockholder value, and sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. The Nominating and Governance Committee also considers such other guidelines and various relevant career experience, relevant skills, financial expertise, diversity and local and community ties. While we do not maintain a formal policy requiring the consideration of diversity in identifying nominees for director, diversity is, as noted above, one of the factors our Nominating and Governance Committee considers in conducting its assessment of director nominees. We view diversity expansively to include those attributes that we believe will contribute to a Board that, through a variety of backgrounds, viewpoints, professional experiences, skills, educational experiences and other such attributes, is best able to guide ExOne and its strategic direction. Candidates for director nominees are reviewed in the context of the current make-up of the Board. The Nominating and Governance Committee will conduct any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Governance Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board.

The Nominating and Governance Committee will consider director candidates recommended by stockholders, although a formal policy has not been adopted with respect to consideration of such candidates because stockholder recommendations may be informally submitted and considered by the Nominating and Governance Committee under its charter. Director candidates recommended by stockholders will be evaluated by the Nominating and Governance Committee using the same criteria as candidates identified by the Board or the Nominating and Governance Committee for consideration. If a stockholder of ExOne wishes to recommend a director candidate for consideration by the Nominating and Governance Committee, the stockholder should refer to pages 6-7 of this Proxy Statement for information regarding advance notice. The stockholder recommendation should be delivered to the Corporate Secretary of ExOne at our principal executive offices and should include:

•

To the extent reasonably available, information relating to such director candidate that would be required to be disclosed in a proxy statement pursuant to Regulation 14A under the Exchange Act, in which such individual is a nominee for election to the Board;

•	The director candidate’s written consent to (i) if selected, be named in ExOne’s Proxy Statement and proxy; and (ii) if elected, serve on the Board; and

•	Any other information that such stockholder believes is relevant in considering the director candidate.

Code of Ethics and Business Conduct

Our Board has adopted a code of ethics and business conduct. The code of ethics and business conduct applies to all of our employees, officers and directors. The full text of our code of ethics and business conduct is posted on our website at www.exone.com under the Corporate Governance section within the Investor Relations section. We will disclose any future amendments to the code of ethics and business conduct that relate to our executive officers on our website, as well as any waivers of the code of ethics and business conduct that relate to the executive officers of ExOne.

Stockholder Communications with the Board

Stockholders may communicate with our Board, either generally or with a particular director, by writing to the following address:

The Board of Directors

c/o Corporate Secretary

The ExOne Company

127 Industry Boulevard

North Huntingdon, PA 15642

Each such communication should set forth (i) the name and address of such stockholder, as they appear on ExOne’s books, and if the stock is held by a nominee, the name and address of the beneficial owner of the stock, and (ii) the class and number of shares of ExOne’s stock that are owned of record by such record holder and beneficially by such beneficial owner.

The person receiving such stockholder communication shall, in consultation with appropriate members of the Board as necessary, generally screen out communications from stockholders to identify communications that are (i) solicitations for products and services, (ii) matters of a personal nature not relevant for stockholders, or (iii) matters that are of a type that render them improper or irrelevant to the functioning of the Board and ExOne.

Attendance at Annual Meeting of Stockholders by the Board

We do not have a formal policy regarding attendance by members of the Board at our Annual Meeting of Stockholders. All then-current directors and director nominees attended the 2020 virtual online Annual Meeting of Stockholders. Directors and director nominees are encouraged, but not required, to attend the virtual online 2021 Annual Meeting of Stockholders.

Anti-Hedging Policy

All of our employees, officers and directors are prohibited (in our Insider Trading Policy) from (i) entering into hedging or monetization transactions or similar arrangements with respect to the Company securities, (ii) making short sales of the Company’s securities, and (iii) purchasing or selling options, puts, calls, or other derivative securities that are directly linked to the Company’s securities. The Company’s securities include the Common Stock, warrants, options and any other securities that the Company may issue, such as preferred stock, notes, bonds and convertible securities, as well as to derivative securities relating to any of the Company’s securities, whether or not issued by the Company.

TRANSACTIONS WITH RELATED PERSONS

Approval of Related Person Transactions

Under its written policy, The ExOne Company Policy and Procedures with Respect to Related Person Transactions, ExOne will enter into or ratify related person transactions involving more than $50,000 only when the Board, acting through the Audit Committee, has determined that the transaction in question is in, or is not inconsistent with, the best interests of ExOne. Prior to entering into a related person transaction, the related person is required to provide notice to ExOne’s General Counsel of the facts and circumstances of the transaction. Upon determining that the proposed transaction involves an amount greater than $50,000 and is a related person transaction, the proposed transaction will be submitted to the Audit Committee for consideration. The Audit Committee will consider all relevant facts and circumstances and approve only those related person transactions that are in the best interests of ExOne and its stockholders. “Related persons” under the policy include (i) any person who is, or at any time since the beginning of ExOne’s last fiscal year was, a director, director nominee or executive officer of ExOne, (ii) any person who is known to be the beneficial owner of more than 5% of any class of ExOne’s voting securities, and (iii) any immediate family member of any of the foregoing persons.

Related Person Transactions

Revolving Credit Facility with LBM Holdings, LLC

On March 12, 2018, the Company and its ExOne Americas LLC and ExOne GmbH subsidiaries, as guarantors (collectively, the “Loan Parties”), entered into a Credit Agreement and related ancillary agreements with LBM Holdings, LLC (“LBM”), a company controlled by Mr. Rockwell, who was the Executive Chairman of the Company (a related person) at such date and is currently the Chairman of the Board, relating to a $15,000,000 revolving credit facility (the “Credit Agreement”) to provide additional funding to the Company for working capital and general corporate purposes. The Credit Agreement provided a credit facility for a term of three years (through March 12, 2021), bearing interest at a rate of one month LIBOR plus an applicable margin of 500 basis points (5.1% at December 31, 2020 and 6.8% at December 31, 2019). The Credit Agreement required a commitment fee of 75 basis points, or 0.75%, on the unused portion of the facility, payable monthly in arrears. In addition, an up-front commitment fee of 125 basis points, or 1.25% (approximately $187,500), was required at closing. Borrowings under the Credit Agreement were collateralized by the accounts receivable, inventories and machinery and equipment of the Loan Parties.

On February 18, 2020, the Loan Parties and LBM entered into a First Amendment to the Credit Agreement (the “Amendment”) which (i) reduced the available capacity under the revolving credit facility to $10,000,000, (ii) extended the term of the credit facility until March 31, 2024, (iii) increased the commitment fee to 100 basis points, or 1.00%, on the unused portion of the revolving credit facility, and (iv) provided a process for the replacement of the LIBOR index after 2021. In addition, the accounts receivable of ExOne GmbH no longer served as collateral for borrowings under the amended revolving credit facility.

Borrowings under the credit facility were required to be made in minimum increments of $1,000,000. The Company could also make prepayments against outstanding borrowings under the amended Credit Agreement at any time without penalty.

The Company did not consider the Credit Agreement, as amended, indicative of a fair market value lending, as LBM was determined to be a related person based on common control by Mr. Rockwell. Mr. Rockwell is the indirect sole owner of LBM. Prior to execution, each of the Credit Agreement and the Amendment was reviewed and approved by the Audit Committee, in accordance with The ExOne Company Policy and Procedures with Respect to Related Person Transactions, and subsequently by a sub-committee of independent members of the Board. At the time of execution of the original Credit Agreement, the $15,000,000 in available loan proceeds were deposited into an escrow account with an unrelated, third party financial institution acting as escrow agent pursuant to a separate Escrow Agreement by and among the parties. Loan proceeds held in escrow were available to the Company upon its submission to the escrow agent of a loan request. Such proceeds were not available to LBM until payment in-full of the obligations under the Credit Agreement and termination of the Credit Agreement. Payments of principal and other obligations were to be made to the escrow agent, while interest payments were to be made directly to LBM. Provided there existed no potential default or event of default, the Credit Agreement and Escrow Agreement prohibited any acceleration of repayment of any amount outstanding under the Credit Agreement and prohibited termination of the Credit Agreement or withdrawal from escrow of any unused portion of the available loan proceeds.

During 2020, there were no borrowings under the Credit Agreement. During 2019, the Company had borrowings of $4,000,000 under the Credit Agreement, all of which were subsequently repaid prior to December 31, 2019. At December 31, 2020 and December 31, 2019, the total estimated value of collateral was in significant excess of the maximum borrowing capacity under the Credit Agreement.

During the year ended December 31, 2020, the Company incurred approximately $103,000 in commitment fees on the unused portion of the credit facility, of which $94,000 was paid at December 31, 2020. The remaining amount payable at December 31, 2020 was subsequently paid by the Company in January 2021. The Company did not incur any interest under the credit facility during the year ended December 31, 2020, as there were no borrowings in 2020. During the year ended December 31, 2019, the Company incurred approximately $66,000 in interest relating to borrowings under the credit facility and $106,000 in commitment fees on the unused portion of the credit facility, of which $144,000 was paid at December 31, 2019. The remaining amount payable at December 31, 2019 was subsequently paid by the Company in January 2020.

The Company could terminate or reduce the credit commitment at any time during the term of the amended Credit Agreement without penalty. On March 5, 2021, the Company terminated the revolving credit facility.

DIRECTOR COMPENSATION

2020 Director Compensation

Our Nominating and Governance Committee of the Board is responsible for reviewing and setting the compensation of our directors. In February 2020, the Nominating and Governance Committee approved, and our non-employee directors received, the following compensation for 2020:

•	Annual cash retainer of $50,000;

•	Annual fee for Chair of the Audit Committee of $5,000;

•	Annual fee for Chair of the Compensation Committee of $5,000;

•	Annual fee for the Lead Director of $5,000;

•	Grant of 5,000 shares of restricted stock to each non-employee director serving on February 5, 2020, which fully vested on February 5, 2021; and

•	Grant of 7,500 shares of restricted stock to the Chairman of the Board on February 5, 2020, which fully vested on February 5, 2021.

On March 30, 2020, in light of the economic and financial conditions caused by the COVID-19 pandemic, the Board determined to reduce by 20% the cash portion of their director fees for at least the second quarter of fiscal year 2020. In light of the improving economic and market conditions, the full cash portion of their director fees was reinstated for the third and fourth quarters of 2020.

The following table shows the compensation paid to our non-employee directors in 2020.

Director	Fees paid in cash ($)(1)	Stock award ($)(2)	Total ($)
S. Kent Rockwell	$47,500	$53,400	$100,900
John Irvin	$47,500	$35,600	$83,100
Gregory F. Pashke	$47,500	$35,600	$83,100
Lloyd A. Semple	$52,250	$35,600	$87,850
William F. Strome	$52,250	$35,600	$87,850
Roger W. Thiltgen	$47,500	$35,600	$83,100
Bonnie K. Wachtel	$52,250	$35,600	$87,850

(1)

This column includes the annual cash retainer paid to each non-employee director and annual fees paid to each designated committee Chair. Reflects the 20% reduction of the cash portion of director fees for the second quarter of fiscal year 2020.

(2)

Based on a closing price of $7.12 of the Common Stock on February 5, 2020, the date of the grant. Aggregate grant date fair value of stock award was computed in accordance with FASB ASC Topic 718 and using the valuation methodology for equity awards set forth in Note 16 of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020. As of December 31, 2020, each of Messrs. Irvin, Pashke, Semple, Strome, Thiltgen and Ms. Wachtel owned 5,000 shares of unvested restricted stock, and Mr. Rockwell owned 7,500 shares of unvested restricted stock.

Stock Ownership and Retention Policy

The Compensation Committee has adopted a stock ownership and retention policy that requires our directors to retain 50% of all shares received on the vesting of equity awards (net of any shares withheld or sold to pay exercise price or taxes). All shares must be retained for a period of at least one year after vesting. Once the one-year period has ended, directors may sell shares so long as the director holds 50% of all shares received in the vesting of the equity award until a total minimum value equal to two times such director’s annual retainer is reached. After the minimum value is reached, the director may sell shares that exceed that threshold.

Anti-Hedging and Anti-Pledging Policies

See pages 22 and 33 for a description of the Company’s anti-hedging and anti-pledging policies applicable to directors.

PROPOSAL NO. 2 — RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected Schneider Downs & Co., Inc. as our independent registered public accounting firm for the year ending December 31, 2021, and has further directed that management submit the appointment of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting.

Representatives of Schneider Downs & Co., Inc. are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the appointment of Schneider Downs & Co., Inc. as our independent registered public accounting firm. However, the Board is submitting the appointment of Schneider Downs & Co., Inc. to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of ExOne and our stockholders.

Vote Required

Ratification of the appointment of Schneider Downs & Co., Inc. as ExOne’s independent registered public accounting firm for the year ending December 31, 2021, requires the affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote on this matter. Stockholders may cast their votes “For” or “Against,” or may abstain from voting, with respect to this Proposal No. 2. Abstentions will have the same effect as “Against” votes. Because broker non-votes are not deemed to be votes entitled to be cast, they will not affect the outcome of this proposal. The proxy holders intend to vote all proxies received by them “For” the ratification of the appointment of Schneider Downs & Co., Inc. unless otherwise instructed.

The Board Recommends a Vote “FOR” the Ratification of the Appointment of Schneider Downs & Co., Inc. as ExOne’s Independent Registered Public Accounting Firm for the Year Ending December 31, 2021.

PROPOSAL NO. 3 — AMENDMENT TO CERTIFICATE OF INCORPORATION

The Board believes that it is a best corporate governance practice to allow stockholders, by majority vote, to determine their directors, and that it is consistent with that practice to allow for the removal of directors with or without cause by a majority vote of the stockholders. Therefore, the Board is recommending that the FIFTH article of the Company’s Certificate of Incorporation be amended to specifically provide for the removal of directors with or without cause by majority vote of the stockholders, as follows:

(c) Removal of Directors. No director of the Corporation may be removed from office as a director by vote or other action of the stockholders or otherwise except ~~for cause, and then only~~ by the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of capital stock of the Corporation generally entitled to vote in the election of directors, voting together as a single class. ~~Except as applicable law otherwise provides, cause for the removal of a director shall be deemed to exist only if the director whose removal is proposed: (i) has been convicted, or has been granted immunity to testify in any proceeding in which another has been convicted, of a felony by a court of competent jurisdiction and that conviction is no longer subject to direct appeal; (ii) has been found to have been negligent or guilty of misconduct in the performance of his duties to the Corporation in any matter of substantial importance to the Corporation by (A) the affirmative vote of at least eighty percent (80%) of the directors then in office at any meeting of the Board of Directors called for that purpose or (B) a court of competent jurisdiction; or (iii) has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects his ability to serve as a director of the Corporation.~~ Notwithstanding the foregoing, whenever holders of outstanding shares of one or more series of Preferred Stock are entitled to elect members of the Board of Directors voting separately as a class pursuant to the provisions applicable in the case of arrearages in the payment of dividends or other defaults contained in this Certificate of Incorporation or the Board of Directors’ resolution providing for the establishment of any series of Preferred Stock, any such director of the Corporation so elected may be removed in accordance with the provisions of this Certificate of Incorporation or that Board of Directors’ resolution. The foregoing provisions are subject to the terms of any series of Preferred Stock with respect to the directors to be elected solely by the holders of such series of Preferred Stock.

Under the current Certificate of Incorporation, a director may only be removed from office by the requisite vote of the stockholders and only for “cause” (as defined in the Certificate of Incorporation). The effect of the proposed amendment to the Certificate of Incorporation would be to allow directors to be removed for any reason with the requisite stockholder vote.

Vote Required

Approval of the amendment to the Certificate of Incorporation requires the affirmative vote of at least 75% of the voting power of all outstanding shares of capital stock of the Company generally entitled to vote in the election of directors, voting together as a single class. Stockholders may cast their votes “For” or “Against,” or may abstain from voting, with respect to this Proposal No. 3. Abstentions and broker non-votes will have the same effect as “Against” votes. The proxy holders intend to vote all proxies received by them “For” the approval of the amendment to the Certificate of Incorporation unless otherwise instructed.

The Board Recommends a Vote “FOR” the Approval of the Amendment to the Certificate of Incorporation.

COMPENSATION OF NAMED EXECUTIVE OFFICERS

Compensation Discussion and Analysis

The Compensation Committee and management provide the following Compensation Discussion and Analysis on a voluntary basis.

Disclosure about executive compensation is required in this Proxy Statement for:

•	each person who served as our Chief Executive Officer in 2020 (John F. Hartner), and

•	each of the next two most highly compensated executive officers who were serving as executive officers as of December 31, 2020 (Douglas Zemba and Rick Lucas).

For purposes of this discussion and throughout the Proxy Statement, we define “Named Executive Officers” to include Messrs. Hartner, Zemba and Lucas. Any references to “executive officers” include the executive officers listed in “Executive Officers of ExOne” section of this Proxy Statement.

Pay Philosophy

The Compensation Committee has responsibility for reviewing the compensation of ExOne’s Chief Executive Officer as well as the other executive officers of the Company and making recommendations about this compensation to the Board.

The Compensation Committee codified ExOne’s compensation goals and governing principals through adoption of a written Pay Philosophy Governing Executive Compensation (the “Pay Philosophy”), which it reviews and amends annually, if necessary. As described in the Pay Philosophy, ExOne’s compensation program has three principal goals:

1.	To attract and retain executives who can excel in our innovative, fast-changing and competitive industry;

2.	To align the interests of management with creation of long-term stockholder value; and

3.	To motivate and reward management for performance that advances ExOne’s goals.

These goals are balanced and aligned with our plans to conserve cash for operations while the Company advances towards generating positive cash flows from operations.

Our compensation plan relies on a mix of base salary, bonus and equity compensation. The philosophy behind each component of executive officer compensation is as follows:

•

Salary. Salary is paid to attract and retain qualified executives, to recognize consistent good performance over a number of years, and to provide a base level of income regardless of fluctuations in the Company’s stock price and performance. Our executive salaries are intended to be set at or below comparable positions in industry.

•

Bonus. The Company’s bonus opportunity is currently in the form of an annual incentive program intended to motivate and reward performance over a fiscal year with reference to predetermined financial or other objectives, payable in cash, equity or a combination thereof under our 2013 Equity Incentive Plan (the “2013 Equity Incentive Plan”).

•

Long-Term Equity Incentives. Our long-term incentives are typically granted in the form of restricted stock or stock options under our 2013 Equity Incentive Plan. They are intended to reward executives for the creation of stockholder value as reflected in a higher Company stock price and are also intended to encourage retention of high performing executives over a number of years.

•	Benefits. We provide our executives with other benefits that we believe are reasonable, competitive and consistent with our overall executive compensation program.

•

Retirement Benefits. Our executives may participate in the Company’s 401(k) defined contribution employee savings and investment plan, in which the Company currently makes discretionary matching contributions of 50% of the first 8% of an executive’s base salary, subject to applicable Internal Revenue Code limits and in accordance with plan documents. ExOne does not offer a pension plan or a supplemental retirement plan.

•

Limited Perquisites. The Company does not provide any perquisites to its executives other than a company contribution to a 401(k) retirement plan described above, except that Mr. Lucas has a $12,000 annual car allowance to facilitate his commute to the North Huntingdon, Pennsylvania facility from his home in Ohio.

Significant Equity Ownership Creates Strong Alignment Between Our Leadership and Our Stockholders

We believe that the interests of ExOne’s executive officers are strongly aligned with the interests of our stockholders through equity ownership. Our Chairman and former Chief Executive Officer, Mr. Rockwell, is ExOne’s largest beneficial owner (as the beneficial owner of approximately 19.4% of our outstanding Common Stock as of March 15, 2021). In addition, certain of our other executive officers have invested their own money in ExOne and all of them have been granted equity incentive awards for their service to the Company. This ownership provides a strong foundation of alignment between ExOne stockholders and the ExOne management team. In addition, the Compensation Committee has adopted a stock ownership and retention policy applicable to our Section 16 executive officers, among others, which is described below under “Stock Ownership and Retention Policy and Equity Grant Practices.”

2020 Compensation Considerations

For 2020, our Named Executive Officers received a combination of base salary and annual and long-term equity incentive awards.

Salary for each of our Named Executive Officers is based on the scope of the individual’s responsibility, leadership skills, performance and length of service. None of our Named Executive Officers had salary increases in 2020. In fact, in light of the economic and market uncertainties caused by the COVID-19 pandemic, their base salaries were reduced by 20% for most of the second quarter of 2020, and 20% of their base salaries for the third and fourth quarters of 2020 was delivered in the form of restricted stock awards made on August 10, 2020 that vested one-half on September 30, 2020 and one-half on December 31, 2020.

On August 5, 2020, the Compensation Committee approved awards of additional discretionary restricted stock to be made on August 10, 2020 to Messrs. Hartner, Lucas and Zemba as long-term incentive awards with the goal of further aligning the interests of our executives with those of our stockholders, as well as to retain and reward the executives for creating long-term value for our stockholders.

Also on August 5, 2020, an additional discretionary award of restricted stock was approved to be made on August 10, 2020 to each of Messrs. Hartner, Lucas and Zemba in recognition of their productive and proactive response to the COVID-19 pandemic. The Compensation Committee recognized their achievements in acting promptly in response to the environment changed by the COVID-19 pandemic to (a) conserve cash and access government programs and the capital markets to the extent available to the Company; and (b) streamline and restructure headcount to reduce expenses, including implementation of a 20% salary reduction for the leadership team during the second quarter, while maintaining key marketing and development priorities to allow the Company to preserve and strengthen its post-pandemic market position. The Compensation Committee also took note that the metrics specified in the Company’s 2020 annual incentive program would not be achievable due to the depressed economy and the suppression of travel necessary for the implementation of foreign sales. The awards were equal to approximately 50% of the value of the long-term equity incentive awards made the same day and on the same terms.

See “— Summary Compensation Table” and “— Outstanding Equity Awards at December 31, 2020” for more information about these restricted stock awards.

The Compensation Committee made no awards pursuant to the 2020 annual incentive program, as the Company’s threshold performance goals under the program were not met (described further below).

2013 Equity Incentive Plan

The Board adopted our 2013 Equity Incentive Plan on January 24, 2013. The 2013 Equity Incentive Plan was approved by stockholders on August 19, 2013. The purpose of the 2013 Equity Incentive Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of ExOne and its subsidiaries, by offering them an opportunity to participate in ExOne’s future performance through the grant of awards. The 2013 Equity Incentive Plan permits a variety of awards to be made at the discretion of the Compensation Committee including stock options, restricted stock, restricted stock units, stock bonus awards, performance awards and stock appreciation rights. The 2013 Equity Incentive Plan will terminate January 24, 2023, unless it is terminated earlier by our Board. The 2013 Equity Incentive Plan is administered by the Compensation Committee. Equity grants under the 2013 Equity Incentive Plan are generally granted during an open trading window in accordance with our Insider Trading Policy. No person is eligible to receive more than 100,000 shares in any calendar year under the 2013 Equity Incentive Plan, except that ExOne may choose to issue a new employee up to 500,000 shares under the plan in the calendar year in which the employee commences employment. The total grant pool is determined with reference to industry practice and impact on the Company’s capitalization. Total awards under the 2013 Equity Incentive Plan are limited by share count of no more than 1,992,241 shares, which was 15% of the Company’s total outstanding shares immediately following its initial public offering. Individual awards are determined on a discretionary basis, principally with reference to an executive’s responsibility, salary structure and performance. Restricted stock awarded under the 2013 Equity Incentive Plan is granted at fair market value and the exercise price of each stock option awarded under the 2013 Equity Incentive Plan is the closing price of the Common Stock on the date of grant. Equity grants are subject to vesting requirements as determined by the Compensation Committee.

See “— Summary Compensation Table” and “— Outstanding Equity Awards at December 31, 2020” for information about the awards made to the Named Executive Officers in 2020 under the 2013 Equity Incentive Plan.

2020 Annual Incentive Program

On February 5, 2020, the Compensation Committee adopted the 2020 annual incentive program for senior executives (the “2020 AIP”).

2020 AIP Design

The 2020 AIP provided an opportunity for performance-based compensation to the senior executive officers of the Company (each an “Executive”). The target annual incentive award for each Executive was expressed as a percentage of base salary: 65% for Mr. Hartner and 50% for Messrs. Lucas and Zemba, with the potential of up to 180% of the target annual incentive award being earned at the maximum performance level (discussed below). Achievement of the award was conditioned on the Company meeting certain goals for fiscal year 2020 relating to revenue and Adjusted EBITDA, which is defined as net income (loss) (as calculated under accounting principles generally accepted in the United States (“GAAP”) plus interest expense, provision (benefit) for income taxes, depreciation and amortization, adjusted by equity-based compensation, and other (income) expense-net (“Adjusted EBITDA”)*.

*	See definition and reconciliation of Adjusted EBITDA (non-GAAP) to net income (loss) (the most comparable GAAP measure) in Appendix A to this Proxy Statement.

The actual award was to be determined based on performance taking into account the Company’s achievement of revenue results and Adjusted EBITDA with the threshold performance, target performance and maximum performance levels set forth below.

Performance Goals for 2020 Annual Incentive Program

Performance Goal	Threshold Performance Level	Target Performance Level	Maximum Performance Level
Revenue	$67 million	$75 million	$78 million
Adjusted EBITDA	($1.0 million)	$1.0 million	$3.0 million

The Committee also retained negative discretion to adjust any payment amounts resulting in a reduction in the final award.

Final payments were to be made to the Executives 100% in Common Stock based on the closing stock price of the Common Stock on the date of payment under the 2013 Equity Incentive Plan. The performance period began January 1, 2020 and ended on December 31, 2020.

Fiscal Year 2020 Financial Performance

For the year ended December 31, 2020, the Company reported revenue of $59.3 million, net loss of $14.9 million and Adjusted EBITDA of a $10.4 million loss.

Payout of Performance Awards

No awards to the Executives were made under the 2020 AIP, as the Company’s performance goals were not met for the performance period.

Say-on-Pay Vote

The Company held a say-on-pay vote of our stockholders at last year’s 2020 Annual Meeting of Stockholders. Of the votes cast by our stockholders, over 97% were in favor of our 2020 executive compensation program. While we believe we have a fair and effective compensation program, we are pleased to receive this vote of confidence from our stockholders. The results of the say-on-pay vote informed our annual evaluation of our Pay Philosophy, which was only modified for conforming changes. The Compensation Committee and our senior management will continue to consider stockholder input, including the results of future advisory say-on-pay votes, as we evaluate the future design of our executive compensation programs and the specific compensation decisions for each of our Named Executive Officers.

Clawback Policy and Other Actions Available to ExOne for Misconduct

The Compensation Committee has adopted a clawback policy that enables ExOne to recover all or any portion of any “Performance-Based Compensation” granted or paid to any current or former Section 16 executive officer, or in which any current or former Section 16 executive officer became vested, at any time within the three (3) year period immediately preceding the date on which ExOne is required to prepare an accounting restatement due to material non-compliance with any financial reporting requirements under the securities laws, as determined by the Audit Committee and confirmed by our independent registered public accounting firm.

In addition, in cases of detrimental misconduct by an executive officer, the Board may also take a range of other actions to remedy the misconduct, prevent its recurrence, and discipline the individual as appropriate, including, depending on the facts and circumstances, terminating the individual’s employment. These remedies would be in addition to, and not in lieu of, any actions imposed by law enforcement agencies, regulators or other authorities.

Stock Ownership and Retention Policy and Equity Grant Practices

•

Stock Ownership and Retention Policy. The Compensation Committee has adopted a stock ownership and retention policy that requires our Section 16 executive officers to retain 50% of all shares received on the vesting of equity awards (net of any shares withheld or sold to pay exercise price or taxes). All shares must be retained for a period of at least of one year after vesting. Once the one-year period has ended, executives may sell shares so long as the executive holds 50% of all shares received in the vesting of the equity award until a total minimum value equal to two times such executive’s base salary is achieved. After the minimum value is achieved, the executive may sell the shares in excess of the minimum threshold.

•

Anti-hedging policy. We do not believe our executive officers or directors should speculate or hedge their interests in our Common Stock. We therefore prohibit them (in our Insider Trading Policy) from making short sales of Common Stock and from trading options or entering into hedging or monetization transactions with respect to our Common Stock. See “Corporate Governance — Anti-Hedging Policy” above for a description of this policy.

•	Anti-pledging policy. In addition, our Insider Trading Policy prohibits our executive officers and directors from pledging Common Stock.

•

Equity grant practices. Equity grants are generally made during an open trading window in accordance with our Insider Trading Policy or on a date predetermined pursuant to an employment contract or Company equity compensation program. The exercise price of each stock option awarded under the 2013 Equity Incentive Plan is the closing price of Common Stock on the date of grant. ExOne Board and committee meetings are generally scheduled at least a year in advance and without regard to unanticipated major company announcements.

Other Compensation Practices and Policies

•

Compensation Committee Oversees Executive Compensation and Succession Planning. The Compensation Committee has the primary responsibility for helping the Board develop and evaluate potential candidates for executive positions and for overseeing the development of executive succession plans. As part of this responsibility, the Compensation Committee oversees the design, development and implementation of the compensation program for the Chief Executive Officer and the other executive officers. Our Chief Executive Officer assists the Compensation Committee in administering our compensation program.

•	Use of Compensation Consultant. The Compensation Committee has previously engaged the use of a compensation consultant for special assignments but did not engage the services of a consultant in 2020.

•

Peer Group Comparisons. The Compensation Committee reviews many factors in setting pay. It does not target a peer group or percentile within a peer group in exercising judgment about the types and amounts of compensation the Company provides.

Employment Arrangements with Named Executive Officers

John F. Hartner. From November 6, 2018 to May 15, 2019, Mr. Hartner was an at-will employee and did not have an individual employment, severance or change-of-control agreement. As was set forth in his offer letter, Mr. Hartner received an annual base salary of $300,000 and was eligible to participate in annual bonus plans for senior executives on terms established from time to time by the Board or its Compensation Committee. Mr. Hartner was also entitled to reimbursement for his commuting and living expenses for his initial six-month employment period.

On May 15, 2019, the Company entered into an employment agreement with Mr. Hartner (the “Employment Agreement”) with an initial two-year term, subject to automatic extension for additional one-year periods. Under the Employment Agreement, Mr. Hartner earns an initial annual base salary of $375,000, and is eligible to participate in any annual bonus plan or long-term incentive compensation plan maintained by the Company, in both cases on the terms established from time-to-time by the Board or its Compensation Committee. Mr. Hartner is also entitled to participate in all employee benefit and fringe benefit plans made available by the Company to its executive employees, and is also eligible to participate in the Company’s Change of Control Severance Plan at Tier I. In April 2020, in response to the economic effects of the COVID-19 pandemic, the Company and Mr. Hartner amended the Employment Agreement to provide for the 20% reduction in Mr. Hartner’s base salary for the second quarter of fiscal year 2020, effective April 6, 2020 and thereafter as mutually agreed by the parties. In August 2020, Mr. Hartner received a restricted stock grant to replace the reduction in his base salary for the third and fourth quarters of 2020, which vested one-half on September 30, 2020 and one-half on December 31, 2020 (as described above). Mr. Hartner’s full base salary was restored in January 2021.

The Employment Agreement provides, among other matters, that if Mr. Hartner terminates his employment for “good reason” (as defined in the Employment Agreement) or is terminated without “cause” (as defined in the Employment Agreement), and in each such case he has timely delivered a release of claims, Mr. Hartner will be entitled to receive, among other severance payments and benefits, an amount equal to one year of his then-current base salary and a pro-rata portion of his bonus for the year of termination and payment of his COBRA health insurance continuation premium for the COBRA continuation period (generally 18 months) or until such time as Mr. Hartner is employed, whichever is earlier. Mr. Hartner is also subject to non-competition and non-solicitation restrictions during the term of his employment with the Company and for a period of one year thereafter.

Rick Lucas. Mr. Lucas is an at-will employee and does not have an individual employment, severance or change-of-control agreement. His base salary is $200,000 and he received a $12,000 car allowance in 2020. In response to the economic effects of the COVID-19 pandemic, Mr. Lucas’ base salary was reduced by 20% for most of the second quarter of 2020, and the 20% reduction of his base salary for the third and fourth quarters of 2020 was replaced with a restricted stock grant made in August 2020 that vested one-half on September 30, 2020 and one-half on December 31, 2020 (described above). Mr. Lucas’ full base salary was restored in January 2021.

Douglas D. Zemba. Mr. Zemba is an at-will employee and does not have an individual employment, severance or change-of-control agreement. Until May 15, 2019, Mr. Zemba received an annual base salary of $225,000, and thereafter received an annual base salary of $250,000. In response to the economic effects of the COVID-19 pandemic, Mr. Zemba’s base salary was reduced by 20% for most of the second quarter of 2020, and the 20% reduction of his base salary for the third and fourth quarters of 2020 was replaced with a restricted stock grant made in August 2020 that vested one-half on September 30, 2020 and one-half on December 31, 2020 (described above). Mr. Zemba’s full base salary was restored in January 2021.

Change of Control Severance Plan

In August 2017, the Compensation Committee adopted The ExOne Company Change of Control Severance Plan (as amended, the “Severance Plan”). The Severance Plan provides certain “double trigger” benefits to participants under the plan in the event of a change of control of ExOne followed by the participant’s termination of employment from ExOne, as explained below. If a change of control occurs during the protection period (described below), and any of the participants either (i) has a voluntary termination of employment for good reason, or (ii) has an involuntary termination of employment, other than for death, disability or cause, then the participant is entitled to receive the following:

•

If the participant is designated as a Tier I employee under the Severance Plan, a one-time cash payment equal to two and a half times the participant’s annual base salary and certain health and welfare benefits for 18 months after termination;

•

If the participant is designated as a Tier II employee under the Severance Plan, a one-time cash payment equal to two times the participant’s annual base salary and certain health and welfare benefits for 18 months after termination; or

•

If the participant is designated as a Tier III employee under the Severance Plan, a one-time cash payment equal to the participant’s annual base salary and certain health and welfare benefits for 18 months after termination.

The protection period begins on the date on which a definitive agreement is signed that, if consummated, would result in a change of control (or if no agreement, the date of the change of control itself), and ends on the earlier of (i) the date which is 18 months following the occurrence of the change of control or (ii) the public announcement that the transaction contemplated by the definitive agreement will not take place.

In addition to the cash payments described above, upon the occurrence of a change of control, 50% of any unvested stock options, restricted stock, restricted stock units or other equity-based awards of ExOne held by a participant will immediately vest and become exercisable. The remaining 50% of such unvested awards held by the participant will vest and become exercisable pursuant to the terms of the awards, or immediately upon (i) voluntary termination of the participant’s employment for good reason, or (ii) involuntary termination of the participant’s employment, other than for death, disability or cause, if such termination occurs within 18 months following a change of control.

Under the Severance Plan, a “change of control” is defined as the occurrence of any of the following, so long as such event also constitutes a change in control event as defined under Section 409A of the Internal Revenue Code of 1986, as amended: (i) if any person is or becomes the beneficial owner, directly or indirectly, of the Company’s securities representing greater than 50% of the combined voting power of the Company’s then-outstanding securities, (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new directors whose election by the Board or nomination for election by the Company’s stockholders was approved by at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved, cease for any reason to constitute a majority thereof; (iii) the sale or disposition by the Company of all or substantially all the Company’s assets; (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company; or (v) the consummation of a merger, combination or consolidation of the Company with any other corporation or entity; provided, however, a change of control shall not be deemed to have occurred: (a) if such merger, combination or consolidation would result in all or a portion of the Company’s voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) either directly or indirectly more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (b) if the corporate existence of the Company is not affected and following the merger or consolidation, the majority of the directors of the Company prior to such merger or consolidation constitute at least a majority of the Board or the entity that directly or indirectly controls the Company after such merger or consolidation.

Under the Severance Plan, a termination for “good reason” by a participant will be deemed to occur if it occurs within six months of any of the following without the participant’s express written consent:

(i)	A material and sustained diminution in the participant’s duties or position from those in effect immediately prior to the change of control;

(ii)

A material reduction by the Company in the participant’s annual base salary as in effect on the date of a change of control or as in effect thereafter if such compensation has been increased and such increase was approved prior to the change of control;

(iii)	Relocation of the participant’s primary place of employment to any place more than 35 miles from the participant’s designated primary place of employment;

(iv)	Any material breach by the Company of any provision of the Severance Plan or of any agreement entered into between the Company and the participant; or

(v)	Any failure by the Company to obtain the assumption of the Severance Plan or any agreement entered into pursuant to the Severance Plan by any successor or assign of ExOne.

No Section 280G excise tax gross-up or other tax gross-up is provided under the Severance Plan. Outside of the protection period, the Severance Plan is subject to termination or amendment by the Board or the Compensation Committee.

Among our Named Executive Officers, our Chief Executive Officer, John F. Hartner, is defined as a Tier I employee and no other Executives are expected to be named in this Tier. Our Chief Financial Officer, Douglas D. Zemba, and our Chief Technology Officer, Rick Lucas, are Tier II employees.

On August 8, 2018, the Compensation Committee amended the Severance Plan to eliminate single-trigger severance benefits under the Severance Plan.

Compensation Committee Report

The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed that analysis with management. Based on its review and discussions with management, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s 2021 Proxy Statement.

This report is provided by the following independent directors, who comprise the Compensation Committee:

Members of the Compensation Committee:

Bonnie K. Wachtel (Chair)
Lloyd A. Semple
William F. Strome
Roger W. Thiltgen

Summary Compensation Table

The following table provides information regarding the compensation awarded to or earned during 2020 and 2019 by our Named Executive Officers through December 31, 2020 (except for Mr. Lucas, who became a Named Executive Officer in 2020).

Name and Position	Year	Salary	Bonus	Stock Awards(4)		Option Awards(10)		Non-Equity Incentive Compensation	All Other Compensation(13)	Total Compensation
John F. Hartner,	2020	$334,615	—	$711,040	(5)	—		—	$7,189	$1,052,844
Chief Executive Officer(1)	2019	$330,034	—	$174,994	(6)	$277,000	(11)	—	$24,369	$806,398

Douglas D. Zemba,	2020	$223,070	—	$332,290	(7)	—		—	$7,464	$562,824
Chief Financial Officer & Treasurer(2)	2019	$239,418	—	$29,700	(8)	$69,250	(12)	—	$9,670	$348,038

Rick Lucas,	2020	$190,454	—	$156,550	(9)	—		—	$19,618	$366,622
Chief Technology Officer & Vice President of New Markets(3)

(1)	Mr. Hartner was elected Chief Executive Officer on May 15, 2019. He served as Chief Operating Officer from November 7, 2018 to May 15, 2019.
(2)	Mr. Zemba has served as Chief Financial Officer and Treasurer since July 12, 2018.
(3)	Mr. Lucas has served as Chief Technology Officer since June 11, 2012 and as Vice President of New Markets since January 2019.
(4)

The amounts disclosed in this column are computed in accordance with FASB ASC Topic 718, and using the valuation methodology for equity awards set forth in Note 16 of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020. In accordance therewith, (a) the amounts for the 2020 grants of restricted shares to Messrs. Hartner, Zemba and Lucas are based on a closing price of our Common Stock on August 10, 2020 of $10.10; (b) the amount for the 2019 grant of restricted shares to Mr. Hartner is based on a closing price of our Common Stock on May 15, 2019 of $8.23; and (c) the amount for the 2019 grant of unrestricted shares to Mr. Zemba is based on a closing price of our Common Stock on March 18, 2019 of $9.77.

(5)

Mr. Hartner received a grant of 44,000 shares of restricted stock on August 10, 2020 as part of long-term incentive awards made to executive officers, as well as a grant of 22,000 shares of restricted stock in recognition of management’s proactive and productive response to the COVID-19 pandemic described more fully in “Compensation Discussion and Analysis – 2020 Compensation Considerations” above. In addition, on August 10, 2020, Mr. Hartner received a grant of 4,400 shares of restricted stock to compensate for the 20% reduction in his base salary for the second half of 2020.

(6)	Mr. Hartner received a grant of 21,263 shares of restricted stock on May 15, 2019, upon being elected Chief Executive Officer.
(7)

Mr. Zemba received a grant of 30,000 shares of restricted stock on August 10, 2020 as part of long-term incentive awards made to executive officers, as well as a grant of 10,000 shares of restricted stock in recognition of management’s proactive and productive response to the COVID-19 pandemic described more fully in “Compensation Discussion and Analysis – 2020 Compensation Considerations” above. In addition, on August 10, 2020, Mr. Zemba received a grant of 2,900 shares of restricted stock to compensate for the 20% reduction in his base salary for the second half of 2020.

(8)	Mr. Zemba received a grant of 1,740 shares of unrestricted Common Stock pursuant to the Company’s 2018 annual incentive program on March 18, 2019.
(9)

Mr. Lucas received a grant of 13,200 shares of restricted stock on August 10, 2020 as part of long-term incentive awards made to executive officers, as well as a grant of 4,400 shares of restricted stock in recognition of management’s proactive and productive response to the COVID-19 pandemic described more fully in “Compensation Discussion and Analysis – 2020 Compensation Considerations” above. In addition, on August 10, 2020, Mr. Lucas received a grant of 2,300 shares of restricted stock to compensate for the 20% reduction in his base salary for the second half of 2020.

(10)

The amounts disclosed in these columns are computed in accordance with FASB ASC Topic 718, and using the valuation methodology for equity awards set forth in Note 16 of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020. In accordance therewith, the amount for the August 12, 2019 grant of options to purchase Common Stock to Messrs. Hartner and Zemba is based on the Black-Scholes option pricing model as calculated on August 12, 2019, resulting in a fair value per option issued of $2.77.

(11)	Mr. Hartner received a grant of options to purchase 100,000 shares of Common Stock on August 12, 2019 as part of long-term incentive awards made to executive officers.

(12)	Mr. Zemba received a grant of options to purchase 25,000 shares of Common Stock on August 12, 2019 as part of long-term incentive awards made to executive officers.
(13)

Includes Company contributions to the respective individual accounts of the defined contribution plan (401(k) plan) that is sponsored by the Company as follows: (a) Mr. Hartner in the amount of $7,189 in 2020 and $5,942 in 2019; (b) Mr. Zemba in the amount of $7,464 in 2020 and $9,670 in 2019; and (c) Mr. Lucas in the amount of $7,618 in 2020. Also includes (i) payments made in 2019 of $14,826 to Mr. Hartner for commuting and living expenses incurred from January 1 — May 15, 2019 and (ii) a payment of $12,000 to Mr. Lucas for a car allowance in 2020.

Outstanding Equity Awards at December 31, 2020

The following table sets forth all outstanding equity awards held by the Named Executive Officers under the 2013 Equity Incentive Plan as of December 31, 2020.

	Option Awards					Stock Awards
Name	Year of Option Grant	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(7)
		Exercisable	Unexercisable
John F. Hartner(1),(2)	2020	—	—	—	—	66,000	626,340
	2019	50,000	50,000	7.11	8/12/2024	—	—
	2018	100,000	—	9.67	11/12/2023	—	—
Douglas D. Zemba(3),(4)	2020	—	—	—	—	30,000	284,700
	2019	12,500	12,500	7.11	8/12/2024	—	—
	2017	25,000	—	7.91	8/14/2022	—	—
	2017	12,000	—	10.10	2/10/2027	—	—
	2013	6,667	—	18.00	2/7/2023	—	—
Rick Lucas(5),(6)	2020	—	—	—	—	13,200	125,268
	2019	7,500	7,500	7.11	8/12/2024	—	—
	2018	15,000	—	6.32	8/13/2023	—	—
	2017	25,000	—	7.91	8/14/2022	—	—
	2013	15,000	—	18.00	2/7/2023	—	—

(1)	Mr. Hartner was granted 66,000 shares of restricted stock on August 10, 2020, which vest in one-third increments on each of the first three anniversaries of the date of grant.
(2)

Mr. Hartner was granted 100,000 stock options on August 12, 2019, which vested one-half on the first anniversary of the date of grant and will vest one-half on the second anniversary of the date of grant. Mr. Hartner was also granted 100,000 stock options on November 12, 2018, in connection with his joining the Company, of which 25,000 stock options vested immediately upon grant and 75,000 stock options vested on the one-year anniversary of the date of grant.

(3)	Mr. Zemba was granted 30,000 shares of restricted stock on August 10, 2020, which vest in one-third increments on each of the first three anniversaries of the date of grant.
(4)

Mr. Zemba was granted (i) 25,000 stock options on August 12, 2019, which vested one-half on the first anniversary of the date of grant and will vest one-half on the second anniversary of the date of grant; (ii) 25,000 stock options on August 14, 2017, which vested one-half immediately upon grant and one-half on the first anniversary of the date of grant; and (iii) 12,000 stock options on February 10, 2017, all of which vested immediately upon grant; and he has 6,667 remaining stock options of a 10,000 stock option award that was granted on February 7, 2013, which vested in one-third increments on the first three anniversaries of the date of grant.

(5)	Mr. Lucas was granted 13,200 shares of restricted stock on August 10, 2020, which vest in one-third increments on each of the first three anniversaries of the date of grant.

(6)

Mr. Lucas was granted (i) 15,000 stock options on August 12, 2019, which vested one-half on the first anniversary of the date of grant and will vest one-half on the second anniversary of the date of grant; (ii) 15,000 stock options on August 13, 2018, which vested in equal increments over eight quarters until the second anniversary of the date of grant; (iii) 25,000 stock options on August 14, 2017, which vested one-half immediately upon grant and one-half on the first anniversary of the date of grant; and (iv) 15,000 stock options on February 7, 2013, which vested in one-third increments on the first three anniversaries of the date of grant.

(7)	Based on the closing price of our Common Stock on December 31, 2020 of $9.49.

PROPOSAL NO. 4 — ADVISORY APPROVAL OF COMPENSATION

PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS FOR 2020

Our stockholders have the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers in 2020, as disclosed in this Proxy Statement in accordance with Section 14A of the Exchange Act the related compensation disclosure rules of the SEC. This “say-on-pay” vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and our compensation philosophy, policies and practices as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC. Accordingly, we ask our stockholders to vote “For,” on an advisory basis, the compensation paid to our Named Executive Officers in 2020, as disclosed in this Proxy Statement under the heading “Compensation of Named Executive Officers — Compensation Discussion and Analysis,” and to adopt the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed in this Proxy Statement, including the compensation tables and narrative disclosure, is hereby APPROVED.”

As described in detail under the heading “Compensation of Named Executive Officers — Compensation Discussion and Analysis” beginning on page 29 of this Proxy Statement, the Pay Philosophy adopted by the Company is intended to achieve three principal goals. It aims to attract and retain executives, to align the interests of management with the creation of long-term stockholder value, and to motivate and reward management for performance that advances the Company’s goals. The Compensation Committee balances and aligns these goals with the Company’s plans to conserve cash for operations while the Company advances toward generating positive cash flows from operations.

In 2020, the Compensation Committee instituted the 2020 AIP with target goals for revenue and Adjusted EBITDA (as described previously beginning on page 31). The payouts to the senior executives were to be paid 100% in Common Stock. As further described in “Compensation Discussion and Analysis,” due to the Company’s financial performance, the Compensation Committee did not authorize a payout under the 2020 AIP.

In April 2020, the Compensation Committee decided to reduce the salary of the Named Executive Officers by 20% in light of the economic conditions caused by the COVID-19 pandemic. In August 2020, the 20% salary reduction was replaced by awards of restricted stock that vested one-half on September 30, 2020 and one-half on December 31, 2020.

The Compensation Committee also continued the practice of using long-term equity incentive awards (stock options and restricted stock) as a significant portion of total compensation, in order to retain and motivate management and to align management’s interests with the long-term interests of our stockholders. In light of the productive and proactive response to the COVID-19 pandemic, in August 2020, the Compensation Committee granted a discretionary amount of restricted stock to the Named Executive Officers.

Our Board believes these compensation decisions reward performance and ensure that the long-term interests of our stockholders are served, and therefore asks for the support of our stockholders in approving the compensation of our Named Executive Officers.

Vote Required

Approval of the compensation paid to the Company’s Named Executive Officers in 2020, as reported in this Proxy Statement, requires the affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote on this matter. Stockholders may cast their votes “For” or “Against,” or may abstain from voting, with respect to this Proposal No. 4. Abstentions will have the same effect as “Against” votes. Because broker non-votes are not deemed to be votes entitled to be cast, they will not affect the outcome of this proposal. The proxy holders intend to vote all proxies received by them “For” the approval of compensation paid to the Named Executive Officers in 2020 unless otherwise instructed.

As an advisory vote, a stockholder’s vote on this Proposal No. 4 is not binding on the Company. Our Board will not be required to act in response to the results of the vote, as the ultimate decision regarding our Named Executive Officers’ compensation remains with our Compensation Committee. Our Board believes that our Compensation Committee is in the best position to consider the extensive information and factors necessary to make independent, appropriate, and competitive compensation recommendations and decisions that are in the best interest of the Company and its stockholders. However, our Board values the opinions of our stockholders as expressed through their votes and other communications. Although the vote is non-binding, our Board and Compensation Committee will carefully consider the outcome of the advisory vote on the compensation of our Named Executive Officers when making future compensation decisions.

After our stockholders voted in 2019, on an advisory basis, on the frequency of this advisory vote on compensation, the Company elected to hold future advisory votes on compensation on an annual basis until the next stockholder advisory vote on frequency, which we expect will be conducted at our Annual Meeting of Stockholders in 2025.

The Board Recommends a Vote “FOR” the Approval of the Compensation Paid to the Company’s Named Executive Officers in 2020, as Reported in the Proxy Statement.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed with our management the audited consolidated financial statements of ExOne included in our Annual Report on Form 10-K for the year ended December 31, 2020. The Audit Committee has also reviewed and discussed with Schneider Downs & Co., Inc., ExOne’s independent registered public accounting firm for 2020, the audited consolidated financial statements and the audit results. In addition, the Audit Committee discussed with Schneider Downs & Co., Inc. the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, Rule 2-07, Communication with Audit Committees, of Regulation S-X, and other Public Company Accounting Oversight Board (PCAOB) Rules and Standards.

In addition, we received from and discussed with Schneider Downs & Co., Inc. the written disclosures and the letter required by PCAOB Rule 3526, Communication With Audit Committees Concerning Independence, and discussed Schneider Downs & Co., Inc.’s independence with them. Upon completing these activities, the Audit Committee concluded that Schneider Downs & Co., Inc. is independent from ExOne and its management.

ExOne’s management is responsible for preparing our consolidated financial statements and ensuring they are complete and accurate and prepared in accordance with accounting principles generally accepted in the United States of America. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements and expressing an opinion on the conformity of those financial statements with GAAP.

Based upon the review and discussions described above, the Audit Committee recommended to the Board, and the Board approved, that the audited consolidated financial statements be included in ExOne’s Annual Report on Form 10-K for the year ended December 31, 2020 and filed with the Securities and Exchange Commission.

Members of the Audit Committee:
William F. Strome (Chair)
Gregory F. Pashke
Bonnie K. Wachtel

AUDIT FEES AND SERVICES

Audit and Other Fees

The following table shows the fees paid by the Company in 2020 and 2019 for the audit and other services provided by Schneider Downs & Co., Inc. for those years:

	2020	2019
	(in thousands)
Audit fees	$721	$1,001
Audit-related fees	102	15
Tax fees	59	54
All other fees	—	—

Total fees	$882	$1,070

Audit fees for 2020 and 2019 include fees associated with the annual audit of the financial statements, audit of internal control over financial reporting (2019 only), interim reviews and various registration statements. Audit-related fees for 2020 included fees associated with the annual audit of the Company’s 401(k) plan and comfort letters provided in connection with at-the-market offering programs initiated during the year. Audit-related fees during 2019 included fees associated with the annual audit of the Company’s 401(k) plan. Tax fees for 2020 and 2019 include fees associated with the preparation of the federal and state income tax returns for the years ended December 31, 2020 and 2019, respectively.

Pre-Approval Policies and Procedures

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services rendered by our independent registered public accounting firm, in order to assure that the provision of such services does not impair the independent registered public accounting firm’s independence. The Audit Committee can pre-approve specified services in defined categories of (i) audit services, (ii) audit-related services, (iii) tax services and (iv) other services up to specified amounts, as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual case-by-case basis before the independent registered public accounting firm is engaged to provide a service. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. All of the 2020 and 2019 services described above were pre-approved by the Audit Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth information regarding the beneficial ownership of Common Stock as of the close of business on March 15, 2021, when there were 22,073,724 issued and outstanding shares, for each person known by us to beneficially own more than five percent (5%) of our Common Stock, each director, each director nominee, each Named Executive Officer, and all directors and executive officers as a group. Unless we otherwise note, each person exercises sole voting and investment power over these shares of Common Stock.

We determine the number of shares in the table below as beneficially owned pursuant to SEC regulations. This information does not necessarily indicate beneficial ownership for any other purpose. Beneficial ownership includes any shares of Common Stock as to which the individual has sole or shared voting power or investment power. We also include any shares of Common Stock that the individual has the right to acquire within 60 days of March 15, 2021 through the exercise of any option, warrant or right.

	Beneficial Ownership
Name of Beneficial Owner	Number	Percent
Directors, Nominees and Named Executive Officers
S. Kent Rockwell(1)	4,282,505	19.4%
Paul A. Camuti	—	—
John F. Hartner(2)	251,663	1.1%
John Irvin(3)	214,665	1.0%
Rick Lucas(4)	114,196	*
Gregory F. Pashke(5)	23,250	*
Lloyd A. Semple(6)	38,800	*
William F. Strome	28,500	*
Roger Thiltgen	34,073	*
Bonnie K. Wachtel	31,000	*
Douglas D. Zemba(7)	107,141	*
All Current Directors/Executive Officers as a group (11 persons)	5,183,727	23.5%

Certain Beneficial Owners
ARK Investment Management LLC(8)	2,375,334	10.8%
Nikko Asset Management Americas, Inc.(9)	1,457,036	6.6%

*	Less than 1%.
(1)

Includes (a) 4,233,055 shares held by Rockwell Forest Products, Inc. (“RFP”), (b) 14,450 shares held by the S. Kent Rockwell Foundation (“Foundation”), and (c) 35,000 shares held directly by Mr. Rockwell. Mr. Rockwell is deemed to have beneficial ownership of the shares held by RFP as the beneficiary of the S. Kent Rockwell Revocable Trust, which is the indirect, sole stockholder of RFP. Mr. Rockwell has sole voting and dispositive power with respect to the 4,233,055 shares held by RFP. Mr. Rockwell serves as the president and a member of the Board of Directors of the Foundation and shares voting and dispositive power over the 14,450 shares held by the Foundation. Listed amount does not include shares of Common Stock owned by the S. Kent Rockwell 1997 Irrevocable Trust. Mr. Rockwell disclaims beneficial ownership of shares held by the S. Kent Rockwell 1997 Irrevocable Trust.

(2)	Includes (a) options to purchase 150,000 shares of Common Stock, and (b) 66,000 shares of unvested restricted stock over which Mr. Hartner has sole voting power and no dispositive power.
(3)

Includes (a) 128,450 shares held by 20 20 Holdings, LLC, a limited liability company owned by Mr. Irvin and his spouse, over which Mr. Irvin has sole voting power and dispositive power, and (b) 71,215 shares held by S. Kent Rockwell 1997 Irrevocable Trust over which Mr. Irvin has sole voting and investment power as the trustee of the trust.

(4)	Includes (a) options to purchase 62,500 shares of Common Stock, and (b) 13,200 shares of unvested restricted stock over which Mr. Lucas has sole voting power and no dispositive power.

(5)	Includes 400 shares held jointly by Mr. Pashke and his spouse over which Mr. Pashke has shared voting and dispositive power.
(6)	Includes 300 shares held by Mr. Semple’s spouse over which Mr. Semple may be deemed to have shared voting power and dispositive power. Mr. Semple disclaims beneficial ownership of his spouse’s shares.
(7)

Includes (a) options to purchase 56,167 shares of Common Stock, and (b) 30,000 shares of unvested restricted stock held directly by Mr. Zemba over which he has sole voting power and no dispositive power.

(8)

ARK Investment Management LLC (“ARK”), an investment adviser, has (a) sole voting power with respect to 1,994,515 of the listed shares, and (b) sole dispositive power with respect to all of the listed shares. The address for ARK is 3 East 28th Street, 7th Floor, New York, New York 10016. This information is based solely on the Schedule 13G/A filed by ARK with the SEC on February 16, 2021, updated for shares outstanding as of March 15, 2021.

(9)

Nikko Asset Management Americas, Inc. (“NAMA”), an investment adviser, and its parent holding companies, Sumitomo Mitsui Trust Holdings Inc. (“SMTH”) and Nikko Asset Management Co., Ltd. (“NAM”), share voting and dispositive power with respect to all of the listed shares. The address for NAMA is 605 Third Avenue, 38th Floor, New York, New York 10158. The address for SMTH is 1-4-1 Marunouchi, Chiyoda-ku, Tokyo 100-8233, Japan. The address for NAM is Midtown Tower, 9-7-1 Akasaka, Minato-ku, Tokyo 107-6242, Japan. This information is based solely on the Schedule 13G/A filed by NAMA with the SEC on February 5, 2021, and the Schedule 13G/A filed by SMTH and NAM with the SEC on February 5, 2021, in each case updated for shares outstanding as of March 15, 2021.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. A number of brokers, banks or other nominees with account holders who are ExOne stockholders will be “householding” our proxy materials. A single Internet Notice or set of proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, (i) you would prefer to receive a separate Internet Notice and/or separate Proxy Statement, 2020 Annual Report and Notice of Annual Meeting for the 2021 Annual Meeting and/or no longer wish to participate in “householding” of proxy materials in the future, or (ii) you would like to request “householding” of proxy materials in the future, please notify your broker, bank or other nominee, if you hold your shares through a brokerage account, or direct your written request to The ExOne Company, 127 Industry Boulevard, North Huntingdon, Pennsylvania 15642, Attn: Corporate Secretary, or call (724) 863-9663, if you are a registered holder. Upon request, ExOne will promptly deliver a separate copy of the Internet Notice or the Proxy Statement, 2020 Annual Report and Notice of Annual Meeting, as applicable, to a stockholder at a shared address to which a single copy of the documents was delivered.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

LORETTA L. BENEC
Vice President, General Counsel and Corporate Secretary

April 1, 2021

APPENDIX A

The ExOne Company

Adjusted EBITDA Reconciliation

(in millions)

(unaudited)

	Year Ended December 31,
	2020	2019
Net loss	$(14.9)	$(15.1)
Interest expense	0.2	0.3
Provision (benefit) for income taxes	0.2	(0.4)
Depreciation	3.8	4.6
Equity-based compensation	1.2	1.4
Gain from sale-leaseback of property and equipment	(1.5)	—
Other expense — net	0.6	0.1

Adjusted EBITDA	$(10.4)	$(9.1)

ExOne defines Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) as net income (loss) (as calculated under GAAP) plus interest expense, provision for income taxes, depreciation and amortization, equity-based compensation, and other expense (income)-net. Use of Adjusted EBITDA, which is a non-GAAP financial measure, as defined under SEC rules, is intended as a supplemental measure of ExOne’s performance that is not required by, or presented in accordance with, GAAP. The presentation of Adjusted EBITDA is not intended to be a substitute for, and should not be considered in isolation from, net income (loss) reported in accordance with GAAP. The Company’s presentation of Adjusted EBITDA should not be construed to imply that its future results will be unaffected by unusual or non-recurring items.

The Company believes Adjusted EBITDA is meaningful to its investors to enhance their understanding of ExOne’s financial results. Although Adjusted EBITDA is not necessarily a measure of the Company’s ability to fund its cash needs, the Company understands that it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance and to compare ExOne’s performance with the performance of other companies that report Adjusted EBITDA. ExOne’s calculation of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

THE EXONE COMPANY
ATTN: LORETTA L. BENEC
127 INDUSTRY BOULEVARD
NORTH HUNTINGDON, PA 15642

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/XONE2021
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR
the following:

1.	Election of Directors. The nominees are:

	Nominees	For	Against	Abstain

1a. 1b. 1c. 1d. 1e. 1f. 1g. 1h.	S. Kent Rockwell Paul A. Camuti John F. Hartner John Irvin Gregory F. Pashke William F. Strome Roger W. Thiltgen Bonnie K. Wachtel	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

2.  Ratification of the appointment of Schneider Downs & Co., Inc. as the Company’s independent registered public accounting firm for the year ending December 31, 2021.

3.  Approval of amendment to Certificate of Incorporation to provide for stockholder removal of directors with or without cause.

4.  Approval, on a non-binding advisory basis, of the compensation paid to named executive officers in 2020.

					For ☐ ☐ ☐	Against ☐ ☐ ☐	Abstain ☐ ☐ ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice & Proxy Statement and 2020 Annual Report are available at www.proxyvote.com

— — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — —

THE EXONE COMPANY Annual Meeting of Stockholders May 12, 2021 10:00 AM This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) John F. Hartner, Douglas D. Zemba and Loretta L. Benec, or any of them, as proxies, each with full power of substitution, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of THE EXONE COMPANY that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, Eastern Daylight Time, on May 12, 2021, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR each of the director nominees listed in proposal 1, FOR proposal 2, FOR proposal 3 and FOR proposal 4. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

Continued and to be signed on reverse side